                                                                    EXHIBIT 99.3

                              ASSET AND TRUST UNIT
                          PURCHASE AND SALE AGREEMENT

                                      AMONG

                     CALPINE CANADA NATURAL GAS PARTNERSHIP

                                       AND

                         CALPINE ENERGY HOLDINGS LIMITED

                                       AND

                               CALPINE CORPORATION

                                       AND

                               PRIMEWEST GAS CORP.

                                       AND

                             PRIMEWEST ENERGY TRUST

                                  JULY 1, 2004

                               TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION..................................................................   7

1.1      DEFINITIONS.......................................................................  7
1.2      INTERPRETATION...................................................................  20
1.3      INTERPRETATION IF CLOSING DOES NOT OCCUR.........................................  21
1.4      CONFLICTS........................................................................  21
1.5      SCHEDULES........................................................................  21
1.6      VENDORS' KNOWLEDGE...............................................................  21

ARTICLE 2 PURCHASE AND SALE...............................................................  22

2.1      PURCHASE AND SALE................................................................  22
2.2      BID PRICE, PURCHASE PRICE AND ADJUSTED PURCHASE PRICE............................  22
2.3      PAYMENT OF ADJUSTED ASSET PURCHASE PRICE AND ADJUSTED TRUST UNIT PURCHASE PRICE..  22
2.4      DEPOSIT..........................................................................  23
2.5      GST AND OTHER SALES TAXES........................................................  23
2.6      ALLOCATION OF ADJUSTED ASSET PURCHASE PRICE......................................  24
2.7      FORM OF PAYMENT..................................................................  24

ARTICLE 3 CLOSING.........................................................................  24

3.1      PLACE AND DATE OF CLOSING........................................................  24
3.2      TRANSFER OF OWNERSHIP AND RISK...................................................  25
3.3      VENDOR DELIVERIES AT CLOSING.....................................................  25
3.4      DELIVERIES OF GAS CORP. AND THE TRUST AT CLOSING.................................  26
3.5      SPECIFIC CONVEYANCES.......,.....................................................  26
3.6      POST - CLOSING DELIVERIES........................................................  27

ARTICLE 4 CONDITIONS OF CLOSING...........................................................  27

4.1     CONDITIONS OF GAS CORP. AND THE TRUST.............................................  27

4.2      VENDOR CONDITIONS............................................................    29
4.3      EFFORTS TO FULFILL CONDITIONS.......................,........................    30
4.4      FAILURE OF A CONDITION.......................................................    31
4.5      EFFECT OF TERMINATION........................................................    31

ARTICLE 5 REPRESENTATIONS AND WARRANTIES..............................................    31

5.1      REPRESENTATIONS AND WARRANTIES OF CCNGP......................................    31
5.2      REPRESENTATIONS AND WARRANTIES OF CEHL.......................................    35
5.3      LIMITATION OF REPRESENTATIONS AND WARRANTIES.................................    37
5.4      REPRESENTATIONS AND WARRANTIES OF GAS CORP...................................    38
5.5      REPRESENTATIONS AND WARRANTIES OF THE TRUST..................................    39

ARTICLE 6 LIABILITIES AND INDEMNITIES.................................................    41

6.1      VENDOR INDEMNITIES...........................................................    41
6.2      PURCHASER'S INDEMNITIES......................................................    41
6.3      ENVIRONMENTAL LIABILITIES....................................................    41
6.4      ASSUMED OBLIGATIONS..........................................................    42
6.5      POST-CLOSING EMPLOYMENT INDEMNITIES OF GAS CORP..............................    42
6.6      POST-CLOSING EMPLOYMENT INDEMNITIES OF VENDOR................................    43
6.7      VENDOR'S ADDITIONAL INDEMNITIES..............................................    43
6.8      SURVIVAL OF REPRESENTATIONS AND WARRANTIES...................................    43
6.9      LIMITATIONS ON VENDOR LIABILITIES............................................    43
6.10     INDEMNIFICATION PROCEDURE-THIRD PARTY CLAIMS.................................    44
6.11     CONSEQUENTIAL DAMAGES........................................................    45

ARTICLE 7 ADJUSTMENTS.................................................................    45

7.1      ACCOUNTING ADJUSTMENTS.......................................................    45
7.2      INTERIM STATEMENT OF ADJUSTMENTS.............................................    46
7.3      POST CLOSING ADJUSTMENTS.....................................................    46

                                 -2-
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
7.4      ARBITRATION.................................................................     47
7.5      CASH CALLS, PREPAYMENTS AND DEPOSITS..................,....,................     47

ARTICLE 8 MAINTENANCE AND OPERATION OF THE ASSETS....................................     48

8.1      MAINTENANCE OF ASSETS UNTIL CLOSING.........................................     48
8.2      CONSENT OF PURCHASER TO OPERATIONS BEFORE CLOSING...........................     49
8.3      POST-CLOSING ACCOUNTING.....................................................     49
8.4      TRANSITION PERIOD...........................................................     49
8.5      CCNGP AS AGENT..............................................................     50

ARTICLE 9 RIGHTS OF FIRST REFUSAL....................................................     50

9.1     RIGHT OF FIRST REFUSALS......................................................     50

ARTICLE 10 PRE-CLOSING MATTERS.......................................................     51

10.1    PRODUCTION OF DOCUMENTS......................................................     51

ARTICLE 11 TITLE REVIEW..............................................................     51

11.1     NOTICE OF TITLE DEFECTS.....................................................     51
11.2     CURING, INDEMNIFICATION AND UNCURED TITLE DEFECTS VALUE.....................     52
11.3     UNCURED TITLE DEFECTS.......................................................     52
11.4     DISPUTES....................................................................     53

ARTICLE 12 ACCESS TO BOOKS AND RECORDS...............................................     54

12.1     ACCESS TO INFORMATION.......................................................     54
12.2     MAINTENANCE OF INFORMATION..................................................     55

ARTICLE 13 EMPLOYMENT MATTERS........................................................     55

13.1     LISTED EMPLOYEES, LISTED CONSULTANTS AND TRANSITION.........................     55
13.2     COVENANT REGARDING PRIVACY..................................................     57

ARTICLE 14 LICENCE TRANSFERS.........................................................     57

14.1     LICENCE TRANSFERS...........................................................     57

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
ARTICLE 15 GENERAL................................................................  58

15.1     DISPUTE RESOLUTION.......................................................  58
15.2     COSTS AND EXPENSES.......................................................  58
15.3     FURTHER ASSURANCES.......................................................  58
15.4     NO MERGER................................................................  58
15.5     ENTIRE AGREEMENT.........................................................  59
15.6     GOVERNING LAW............................................................  59
15.7     SIGNS AND NOTIFICATIONS..................................................  59
15.8     NO TRANSFER OF OPERATORSHIP..............................................  59
15.9     INTEREST ACCRUES ON AMOUNTS OWING........................................  59
15.10    ASSIGNMENT...............................................................  59
15.11    TIME OF ESSENCE..........................................................  60
15.12    NOTICES..................................................................  60
15.13    INVALIDITY OF PROVISIONS.................................................  61
15.14    WAIVER...................................................................  61
15.15    AMENDMENT................................................................  61
15.16    AGREEMENT NOT SEVERABLE..................................................  61
15.17    PUBLIC ANNOUNCEMENTS.....................................................  62
15.18    COUNTERPART EXECUTION....................................................  62
15.19    PRICE SHARING............................................................  62
15.20    NO LIABILITY OF UNITHOLDERS, THIRD PARTIES...............................  63

ARTICLE 16 PARENTAL GUARANTEE.....................................................  63

 SCHEDULES

 Schedule "A"
  Part 1       White Map Area Land Plat(s)
  Part 2 Description of Scheduled Petroleum and Natural Gas Rights Schedule "B" Facilities
 Schedule "C"  General Conveyance
 Schedule "D"  Claims
 Schedule "E"  Seismic
 Schedule "F"  Contracts Disclosure
 Schedule "G"  Wells
 Schedule "H"  Officer's Certificate
 Schedule "I"  Outstanding AFEs
 Schedule "J"  Call on Production Agreement
 Schedule "K"  ROFRs
 Schedule "L"  Listed Material Agreements

                              ASSET AND TRUST UNIT
                          PURCHASE AND SALE AGREEMENT

      THIS AGREEMENT made as of the 1st day of July, 2004

      AMONG:

            CALPINE CANADA NATURAL GAS PARTNERSHIP, a general partnership, having an office and carrying on business in Calgary, Alberta (hereinafter referred to as "CCNGP")

                                    - and -

            CALPINE ENERGY HOLDINGS LIMITED, a body corporate, having an office and carrying on business in Calgary, Alberta (hereinafter referred to as "CEHL")

            (CCNGP and CEHL are hereinafter collectively referred to as "VENDOR")

                                    - and -

            CALPINE CORPORATION, a body corporate incorporated under the laws of Delaware, USA (hereinafter referred to as "CALPINE")

                                    - and -

            PRIMEWEST GAS CORP., a body corporate, having an office and carrying on business in Calgary, Alberta (hereinafter referred to as "GAS CORP.")

                                    - and -

            PRIMEWEST ENERGY TRUST, a trust, having an office and carrying on business in Calgary, Alberta (hereinafter referred to as the "TRUST")

            (Gas Corp. and the Trust are hereinafter collectively referred to as "PURCHASER")

WHEREAS CCNGP wishes to sell the Assets to Gas Corp. and Gas Corp. wishes to purchase the Assets from CCNGP, subject to and in accordance with the terms and conditions hereof.

WHEREAS CEHL, wishes to sell the Trust Units to the Trust and the Trust wishes to purchase the Trust Units from CEHL, subject to and in accordance with the terms and conditions hereof.

IN CONSIDERATION of the premises and the mutual covenants and agreements hereinafter set forth, the Parties agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1   DEFINITIONS

In this Agreement, including the recitals and the Schedules, the following terms have the following meanings:

"ABANDONMENT AND RECLAMATION OBLIGATIONS" means all past, present and future obligations under contracts, Applicable Law, equity or common law to:

      (a)   abandon the Wells;

      (b) close, decommission, dismantle and remove the Tangibles including associated foundations and structures;

      (c) restore, remediate and reclaim the surface or subsurface of the lands used in connection with the Wells or the Tangibles, including lands in or on which they are or were located and lands which are or were used to gain access to them; and

      (d) restore, remediate and reclaim the surface or subsurface of lands affected by seismic or other geological or geophysical exploration activities conducted by or on behalf of Vendor or any of its Affiliates in the White Map Area prior to the Effective Time.

"ACCEPTING CONSULTANTS" means those Listed Consultants who agree to provide services to Gas Corp.

"ACCEPTING EMPLOYEES" means those Employees who accept employment with Gas
Corp.

"ADJUSTED ASSET PURCHASE PRICE" has the meaning specified in Section 2.2.

"ADJUSTED TRUST UNIT PURCHASE PRICE" has the meaning specified in Section 2.2.

"AFEs" means authorities for expenditures, cash calls or mail ballots issued under the Title and Operating Documents agreements relating to any of the Assets authorizing expenditures and similar items.

"AFFILIATE" means with respect to CCNGP and CEHL, the other respectively, Calpine Canada Resources Company and Calpine Canada Energy Ltd. and with respect to the Trust and Gas Corp., the other respectively, and PrimeWest Energy Inc.

"AGREEMENT" means this Asset and Trust Unit Purchase and Sale Agreement including the recitals hereto, this Section 1.1 and all schedules hereto.

"APPLICABLE LAW" means all laws, statutes, rules, regulations, official directives and orders of Government Authorities (whether administrative, legislative, executive or otherwise) including judgments, orders and decrees of courts, commissions or bodies exercising similar functions, as amended, and includes, without limitation, the provisions and conditions of any permit, license or other governmental or regulatory authorization in respect of the Assets, the Trust Units or any of them;

"ASSET BID PRICE" has the meaning specified in Section 2.2.

"ASSET PURCHASE PRICE" means the amount set forth in Section 2.2.

"ASSETS" means the Petroleum and Natural Gas Rights, the Tangibles, the Seismic Data and the Miscellaneous Interests, including the Scheduled Assets, but excluding the Excluded Assets.

"BUSINESS DAY" means a day other than a Saturday, a Sunday or a statutory holiday in Calgary, Alberta.

"CALL ON PRODUCTION AGREEMENT" means that call on production agreement attached hereto as Schedule "J", to be entered into at Closing by Calpine Energy Services Canada Partnership and Gas Corp. and which provides for the purchase of natural gas by Calpine Energy Services Canada Partnership from the White Map Area.

"CLAIM" means any claim, demand, lawsuit, proceeding, arbitration or governmental proceeding or investigation other than a claim in respect of Taxes.

"CLOSING" means the transfer of beneficial ownership of the Assets from CCNGP to Gas Corp., the payment by Gas Corp. of the amount specified in Section 2.3(b), the transfer of beneficial ownership of the Trust Units from CEHL to the Trust, the payment by the Trust of the amount specified in Section 2.3 and the delivery of all items required to be delivered at Closing pursuant hereto.

"CLOSING DATE" means 10:00 a.m., Calgary time, on the 2nd day of September, 2004 or such other time and date as may be agreed upon in writing by the Parties or as may otherwise be determined pursuant to the provisions hereof.

"CLOSING PLACE" means the offices of Vendor in Calgary, Alberta or such other place as may be agreed upon in writing by the Parties.

"CNGT" means Calpine Natural Gas Trust, an unincorporated open-ended trust established under the laws of Alberta.

"COMPETITION ACT" means the Competition Act R.S.C. 1985, c. C-34.

"COMPETITION ACT APPROVAL" means that:

(a) the Commissioner of Competition (the "COMMISSIONER") appointed under the Competition Act has issued an advance ruling certificate pursuant to section 102 of the Competition Act in respect of the Transaction on terms and conditions satisfactory to the Parties acting reasonably; or

(b) notification of the Transaction pursuant to section 114 of the Competition Act has been waived pursuant to Section 113(c) of the Competition Act or given and either:

            (i) the applicable waiting period under section 123 of the Competition Act has expired without the Commissioner having advised the Parties that he intends to apply to the Competition Tribunal established by subsection 3(1) of the Competition Tribunal Act for an order under section 92 or section 100 of the Competition Act in respect of the Transaction; or

            (ii) the Commissioner has advised Purchaser that the Commissioner does not intend to apply to the Competition Tribunal for an order under section 92 of the Competition Act in respect of the Transaction.

"CONFIDENTIAL INFORMATION MEMORANDUM" means the confidential information memorandum issued by Waterous & Co. on or about June, 2004 in respect of the Assets and the Trust Units.

"CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement dated June 16, 2004 between CCNGP and PrimeWest Energy Inc.;

"CONTRACT OPERATING AGREEMENTS" means all contracts pursuant to which the Vendor operates, on a fee for services basis, wells or facilities owned by Third Parties and located in the White Map Area.

"CONTRACTS DISCLOSURE SCHEDULE" means Schedule "F".

"CUSTOMARY POST CLOSING CONSENTS" means consents and approvals from Government Authorities or Third Parties that are customarily obtained after closing in connection with transactions similar to the Transaction.

"DATA ROOM" means the room established on behalf of Vendor containing books, accounts, records, maps, documents, files, materials and information relating to the Assets, for the purposes of the Transaction; the Confidential Information Memorandum in respect of assets of the Vendor provided to Gas Corp. or its Affiliates pursuant to the sale process that resulted in this Agreement, the computer discs provided to Gas Corp. or its Affiliates in the course of such sale process and the Waterous Securities' web site established as part of that sale process.

"DEFAULT" means a Purchaser Default or a Vendor Default.

"DEPOSIT" has the meaning given to such term in Section 2.4.

"DISPUTE" has the meaning specified in Subsection 11.4(a).

"DISPUTE NOTICE" has the meaning specified in Subsection 11.4(a).

"DISTRIBUTIONS" has the meaning set forth in Section 2.2.

"DOLLAR" or "$" means, unless otherwise provided herein, a dollar in the lawful money of Canada.

"EFFECTIVE TIME" means 8:00 a.m., Calgary time, on the 1st day of July, 2004.

"ENCUMBRANCE" means a lien, mortgage, pledge, claim, option, encumbrance, charge, Security Interest, penalty, royalty, burden, net profits interest, carried working interest or other adverse claim.

"ENVIRONMENT" means the atmosphere, the surface and sub-surface of the earth, groundwater and surface water and plants and animals and "ENVIRONMENTAL" means relating to or in respect of the Environment.

"ENVIRONMENTAL LIABILITIES" means all past, present and future Liabilities and obligations associated with or arising from any of the following and all costs associated therewith:

      (a) the manufacture, construction, processing, distribution, use, holding, collection, accumulation, generation, treatment, stabilization, storage, disposal, handling or transportation of Hazardous Substances, Petroleum Substances, oilfield wastes or produced water;

      (b) compliance with present and future Applicable Law relating to the Environment or the protection thereof and Applicable Law related to employee and public health and safety matters;

      (c)   Abandonment and Reclamation Obligations;

      (d) Releases of Hazardous Substances, Petroleum Substances, oilfield wastes, produced water or other substances;

      (e)   sampling, assessment and monitoring of the Environment;

      (f) the removal, assessment, monitoring, sampling, response, abatement, clean-up, investigation and reporting of contamination or pollution of or other adverse effects on the Environment, including compensation of Third Parties for Losses suffered by them in respect thereof;

      (g) the protection, reclamation, remediation or restoration of the Environment, including related human health and safety;

that relate to the Assets, or that have arisen or hereafter arise from or in respect of any past, present or future operations and activities (including Operations) related to the Assets conducted by or on behalf of Vendor or its Affiliates in the White Map Area.

"EUB" means the Alberta Energy and Utilities Board.

"ESCROW AGENT" means Heenan Blaikie LLP in its capacity as Escrow Agent.

"EXAMINATION PERIOD" means the period commencing on the date of this Agreement and terminating at 4:00 p.m. (Calgary time) on August 26, 2004.

"EXCLUDED ASSETS" means:

      (a)   Retained Production;

      (b) unexpended cash call and operating fund advances and deposits made to or deposited with operators, Government Authorities or other Persons by Vendor, or any of its Affiliates prior to the Effective Time to secure obligations or as prepayments of costs or expenses;

      (c) insurance policies, insurance proceeds and rights to insurance proceeds, including rights to proceeds of JV Insurance except any insurance proceeds payable in the event of any physical loss to Tangibles occurring after the Effective Date;

      (d) items used, consumed or otherwise disposed of in the ordinary course of business prior to Closing or with Gas Corp.'s consent;

      (e)   forecasts, evaluations and reserve estimates;

      (f)   tax and financial records related to Vendor;

      (g)   legal opinions except title opinions;

      (h) documents prepared by or on behalf of Vendor or any of its Affiliates in contemplation of litigation (with the exception of title opinions) and any other documents within the possession of Vendor or any of its Affiliates which are subject to solicitor-client privilege under the laws of the Province of Alberta or any other jurisdiction;

      (i) technology which cannot be transferred by Vendor to Gas Corp. unless one or both of the following occurs: (i) the consent of a Third Party is obtained (other than a consent which cannot be unreasonably withheld); or (ii) a transfer fee is paid, provided that if Gas Corp. obtains such consent or agrees to pay such transfer fee, such technology shall not be considered Excluded Assets;

      (j) all computer hardware and software (excluding such computer hardware located in field locations and all items described in Subsection (e) of the definition of Miscellaneous Interests) and all files, documents, reports, data, intellectual property and geological information and data, that is owned or licensed by Third Parties with restrictions on their deliverability or disclosure to Gas Corp., provided that if Gas Corp. obtains the agreement of Third Parties to waive such restrictions, such items shall not be considered Excluded Assets;

      (k) Vendors' Calgary office and all leasehold improvements, furniture and office equipment and supplies located therein; and

      (l) subject to subclauses (i) and (j) above, any proprietary policies, manuals and other confidential business or technical information not used exclusively in the operation of the Assets.

"FACILITIES" means the gas plants, oil batteries, gas gathering systems and pipelines described in Schedule "B".

"FINAL STATEMENT OF ADJUSTMENTS" has the meaning given to such term in Section 7.3(a).

 "GENERAL CONVEYANCE" means a  General Conveyance in the form of Schedule "C".

 "GOVERNMENT AUTHORITY" means a federal, provincial, territorial, municipal or other government or government department, agency, board or other authority (including a court of law).

"GST" means the goods and services tax prescribed by the GST Legislation.

"GST LEGISLATION" means the Excise Tax Act, R.S.C. 1985, c. E-15, as amended, and the regulations thereunder.

"HAZARDOUS SUBSTANCES" means hazardous, deleterious, or toxic substances; oilfield wastes; radioactive material; asbestos; polychlorinated biphenyls; pollutants; contaminants; dangerous goods; and unrefined and refined petroleum products; including all substances, materials and wastes regulated under Applicable Law relating to Environmental or health and safety matters.

"HUMAN RIGHTS LEGISLATION" means the Human Rights, Citizenship and Multiculturalism Act, R.S.A. 2000, C.H-14, as amended and the regulations thereunder.

"INCOME TAX ACT" means the Income Tax Act R.S.C. 1985, c. l (5th Supplement), as amended, and the Income Tax Regulations.

"INDEMNITEE" has the meaning specified in Section 6.10.

"INDEMNITOR" has the meaning specified in Section 6.10.

"INTEREST ON THE ASSET PURCHASE PRICE" means an adjustment to the Asset Purchase Price computed as an amount equivalent to simple interest on the Asset Purchase Price from (and including) the Effective Time to (but excluding) the Closing Date at the Prime Rate plus one (1%), provided that if Closing is delayed beyond September 3, 2004 due to the direct and proximate fault of CCNGP or CEHL, interest shall cease to accrue upon the commencement of such delay.

"INTEREST ON THE TRUST UNIT PURCHASE PRICE" means an adjustment to the Trust Unit Purchase Price computed as an amount equivalent to simple interest on the Trust Unit Purchase Price from (and including) the Effective Time to (but excluding) the Closing Date at the Prime Rate plus one percent (1%), provided that if Closing is delayed beyond September 3, 2004 due to the direct and proximate fault of CCNGP or CEHL, interest shall cease to accrue upon the commencement of such delay.

"INTERIM PERIOD" means the period from the Effective Time until the Closing
Date.

"INTERIM PERIOD NET OPERATION REVENUES" has the meaning given to such term in
Section 7. 1(i).

"INTERIM PERIOD PRODUCTION" means Petroleum Substances which are (i) produced from the White Map Area during the Interim Period and (ii) owned by the Vendor at the time they are produced.

"INTERIM STATEMENT OF ADJUSTMENTS" has the meaning given to such term in Section 7.2.

"JV INSURANCE" means insurance, if any, maintained by an operator pursuant to a Title and Operating Document for the benefit of CCNGP or any of its Affiliates and one or more Third Parties.

"LIABILITIES" means any and all liabilities and obligations, whether under common law, in equity, under Applicable Law or otherwise; whether tortious. contractual, vicarious, statutory or otherwise; whether absolute or contingent; and whether based on fault, strict liability or otherwise.

"LICENCE TRANSFERS" means the transfers of Permits related to the Assets that are in the name of CCNGP.

"LICENCEE LIABILITY RATING" means the licensee liability rating as set forth by the EUB under ID-2001-8 and related EUB regulations, guidelines, interim directives, information letters and policies.

"LISTED CONSULTANT" means the consultants of Vendor whose names are on the list provided by Vendor to Gas Corp. pursuant to subsection 13.1(b).

"LISTED EMPLOYEES" means the employees of Vendor whose names are on the list provided by Vendor to Gas Corp. pursuant to Subsection 13.1 (a).

"LOSSES" means, in respect of a Person and in relation to a matter, any and all losses, damages, costs, expenses, charges (including all penalties, assessments and fines) which such Person suffers, sustains, pays or incurs in connection with such matter and includes reasonable costs of legal counsel (on a solicitor and client basis) and other professional advisors and consultants and reasonable costs of investigating and defending Claims arising from the matter, regardless of whether such Claims are sustained and also includes Taxes on a settlement payment or damage award in respect of such matter, but does not include consequential or indirect losses.

"MATERIAL CONTRACTS" means any agreement that has, or to Vendors' knowledge may have, a material adverse effect on the Assets or the Trust Units arising as a result of the Trust's acquisition of the Trust Units, including without limitation, those agreements listed in Schedule "L" (the "LISTED MATERIAL CONTRACTS").

"MISCELLANEOUS INTERESTS" means the entire right, title, estate and interest of CCNGP and its Affiliates (whether absolute or contingent, legal or beneficial) in and to all property, assets, interests and rights associated with, or used in connection with the Petroleum and Natural Gas Rights, the Tangibles or the Seismic Data (other than the Petroleum and Natural Gas Rights, the Tangibles and the Seismic Data), including the following to the extent they relate to the Petroleum and Natural Gas Rights, the Tangibles or the Seismic Data:

      (a)   contracts and agreements, including the Title and Operating
            Documents;

      (b) records, files, reports, data and information, including well files, lease files, agreement files and production records;

      (c)   Surface Interests;

      (d)   Wells, including the wellbores thereof and the casing therein;

      (e) computer hardware, printers, routers and software used exclusively with SCADA and maintenance management systems and other computer hardware and software used exclusively with field measurement facilities;

      (f)   the Contract Operating Agreements; and

      (g) production, accounting, environmental, facility and other records, files, reports, data, correspondence and documents that, in CCNGP's reasonable judgment, relate to the Assets, all title reports and opinions relating to the Assets and all other reports, files, data, and records prepared for the joint account, but excluding only the Excluded Assets.

"OPERATIONS" means any and all operations on or in respect of lands in the White Map Area including drilling, completion, testing, recompleting, deepening, plugging back, side tracking, whipstocking, fracing, stimulating, equipping, operating and abandoning wells; construction, repair, expansion, decommissioning, maintenance and operation of oilfield facilities and equipment; production, treatment, storage, processing, gathering, compression and transportation of Petroleum Substances (including processing, treatment and storage of sulphur); and geological, geophysical and seismic activities.

"ORIGINAL CLOSING DATE" has the meaning specified in Subsection 11.4(a).

"PARTY" means CCNGP, CEHL, Gas Corp. or the Trust and "PARTIES" means CCNGP, CEHL, Gas Corp. and the Trust, collectively.

"PERMITS" means permits, licenses, approvals and authorizations issued or granted by Government Authorities.

"PERMITTED ENCUMBRANCES" means:

      (a) liens for Taxes, assessments and governmental charges which are not due or delinquent or if due the validity of which is being diligently contested in good faith by or on behalf of Vendor, provided that any such lien which is being contested must be disclosed in this Agreement in order to qualify as a Permitted Encumbrance;

      (b) mechanics', builders' and materialmen's liens in respect of services rendered or goods supplied for which payment is not due;

      (c) easements, rights of way, servitudes and other similar rights in land, including rights of way and servitudes for highways and other roads, railways, sewers, drains, gas and oil pipelines, gas and water mains and electric light, power, telephone, telegraph and cable television conduits, poles, wires and cables;

      (d) the right reserved to or vested in any Government Authority by the terms of any lease, license, franchise, grant or permit or by any Applicable Law, to terminate any such lease, license, franchise, grant or permit or to require payment of rent or other periodic payments as a condition of the continuance thereof, provided that any existing right of termination that has arisen as a result of a default of the lessee shall not be considered a Permitted Encumbrance;

      (e) undetermined or inchoate liens (including processors', operators', mechanics', builders', materialmen's and similar liens) incurred or created as security in favour of the Person conducting Operations arising in the ordinary course of business for the Vendors' proportionate share of the costs and expenses of such Operations which are not due or delinquent;

      (f) liens or security granted in the ordinary course of business to a public utility, municipality or Government Authority in connection with Operations;

      (g) the reservations, limitations, provisos and conditions in any original grants or transfers from the Crown and exceptions to title under Applicable Law;

      (h) rights of general application reserved to or vested in any Government Authority to levy taxes on any of the Assets or the income therefrom, or to limit, control or regulate any of the Assets or Operations in any manner;

      (i) any Security Interest held by a Person encumbering CCNGP's interest in the Assets or any part or portion thereof, in respect of which the Vendor delivers a release or no interest letter to Purchaser at or prior to Closing in accordance with Section 4.1(g);

      (j) the terms and conditions of the Title and Operating Documents, including provisions for penalties and forfeitures arising under or pursuant to any of the Title and Operating Documents, provided that the following items must be identified in a Schedule to this Agreement to qualify as Permitted Encumbrances:

            (i) any overriding royalties, net profits interests or other Encumbrances applicable to the Assets for which Purchaser will assume responsibility;

            (ii) any existing or potential alteration of the Vendor's interest in the Assets because of a payout conversion or farmin, farmout or other such agreement or as a result of any other disposition of an interest in any of the Assets; and

            (iii) any penalty or forfeiture that applies to the Assets at the
                  Effective Time because of Vendor's election not to participate in a particular operation;

      (k) the Rights of First Refusal applicable to the Assets described in Schedule "A";

      (l)   the Encumbrances described in Schedules "A" and "D";

      (m) the rights of Third Parties to purchase Petroleum Substances pursuant to production sale contracts listed in Schedule "F" and any other production sales contract terminable by Vendor on notice of 60 days or less;

      (n) any Security Interest held by any Third Party encumbering any Third Party's interest in and to lands within the White Map Area or any part or portion thereof; and

      (o) any defects or deficiencies in title to the Assets disclosed in this Agreement and any Schedule and Title Defects that are waived or deemed to be waived under Article 11.

"PERSON" means any individual or entity, including any partnership, body corporate, trust, unincorporated organization, union, government or Government Authority and any heir, executor, administrator or other legal representative of an individual.

"PERSONAL INFORMATION" means the personal information of the Listed Employees and Listed Consultants to be disclosed or conveyed to Gas Corp. or any of its Related Parties by or on behalf of Vendor as a result of or in connection with the Transaction, and includes all such personal information disclosed to Gas Corp. or any of its Related Parties prior to the Closing Date.

"PETROLEUM AND NATURAL GAS RIGHTS" means all of the right, title, estate and interest of CCNGP and its Affiliates (whether absolute or contingent, legal or beneficial) in:

      (a) rights (including fee simple interests, leasehold interests and working interests) to drill for and produce, save and market Petroleum Substances from the White Map Area;

      (b) lessor royalties, overriding royalties, net profits interests and similar interests entitling the holder thereof to a share of the Petroleum Substances produced from the White Map Area or to a payment calculated by reference to the quantity of such production, the proceeds from the sale thereof or the profits therefrom; and

      (c)   rights to acquire any of the foregoing.

"PETROLEUM SUBSTANCES" means petroleum, natural gas and all related hydrocarbons (including liquid hydrocarbons) and all other substances, whether liquids, gases or solids and whether hydrocarbons or not (including sulphur) produced in association with petroleum, natural gas or related hydrocarbons to the extent rights in respect of which are granted by the Title and Operating Documents.

"PRIME RATE" means for any day, the rate of interest expressed as a rate per annum which The Bank of Nova Scotia, Main Branch, Calgary, Alberta, announces publicly in Calgary, Alberta, from time to time as the reference rate used by it for determining the rates of interest on Canadian dollar commercial loans made by it in Canada and which it refers to as its "prime rate".

"PRODUCTION" means the Retained Production and the Interim Period Production.

"PURCHASE PRICE" means the amount set forth in Section 2.2.

"PURCHASER DEFAULT" means a breach of a representation or warranty made by Gas Corp. or the Trust in Sections 5.4 or 5.5 or a breach by Gas Corp. or the Trust of a covenant or agreement in this Agreement.

"RELATED PARTY" means, in reference to a Party: (i) its Affiliates, successors and assigns; (ii) its directors, officers and employees; (iii) its Affiliates' directors, officers and employees and (iv) its Representatives.

"RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Hazardous Substance, oilfield wastes or produced water into or through the Environment.

"REPLY" has the meaning specified in Subsection 11.4(g).

"REPRESENTATIVES" means, in reference to a Party, its and its Affiliates' representatives, agents, legal counsel, consultants and advisors.

"RETAINED PRODUCTION" means Petroleum Substances that are (i) produced from the White Map Area prior to the Effective Time (ii) owned by CCNGP or its Affiliates when produced and (iii) not past the point of delivery to the buyer thereof at the Effective Time.

"RIGHT OF FIRST REFUSAL" or "ROFR" means a right of first refusal, pre-emptive right of purchase or similar right whereby a Person, other than Gas Corp. or its Affiliates, has the right to acquire or purchase all or a portion of the Assets in accordance herewith.

"ROFR ASSETS" has the meaning specified in Section 9.1.

"SCADA" means supervisory control and data acquisition.

"SCHEDULED ASSETS" means (i) the Petroleum and Natural Gas Rights set forth in
Part 2 of Schedule "A" and the Tangibles and Miscellaneous Interests directly related thereto; and (ii) the Facilities interests set forth in Schedule "B".

"SECURITY INTEREST" means any mortgage, charge, pledge, lien, hypothec, assignment by way of or in effect as security, or security interest whatsoever, but does not include a right of set-off or a set-off.

"SEISMIC DATA" means all of the right, title, estate and interest of CCNGP and its Affiliates (whether absolute or contingent, legal or beneficial) in data and information including without limitation, interpretations and reprocessing in respect of the seismic in the White Map Areas including the seismic described in Schedule "E", to the extent such information is proprietary to CCNGP, or such seismic which can be transferred lawfully by CCNGP to Gas Corp. and excluding any and all other data and information that is owned by a Third Party and licensed to CCNGP, provided that CCNGP shall use its reasonable efforts to allow Gas Corp. to review such Third Party and licensed data at Vendors' offices as requested by Gas Corp. up to the expiration of the Transition Period;

"SPECIFIC CONVEYANCES" means all conveyances, assignments, transfers, novations and other documents or instruments that are reasonably required or desirable, in accordance with normal oil and gas industry practices, to convey, assign and transfer CCNGP's and its Affiliate's title to the Assets to Gas Corp. and to novate Gas Corp. into the Title and Operating Documents that are contracts in the place and stead of CCNGP and its Affiliates to the extent they relate to the Assets.

"SUBMISSION DATE" has the meaning specified in Subsection 11.4(e).

"SURFACE INTERESTS" means all rights of CCNGP to enter upon, use, occupy and enjoy the surface of lands for purposes related to the use, ownership or operation of the Petroleum and Natural Gas Rights, the Wells or the Tangibles or gaining access thereto, whether the same are held in fee simple, by lease, by right-of-way, or otherwise.

"SUPPORTING STATEMENT" has the meaning specified in Subsection 11.4(e).

"TANGIBLES" means all of the right, title, estate and interest of CCNGP and its Affiliates (including leasehold interests and whether absolute or contingent, legal or beneficial) in:

      (a)   the Facilities; and

      (b) the following that are used or held for use in respect of the Petroleum and Natural Gas Rights, the Wells or the Facilities and that are located in the White Map Area:

            (i) all tangible depreciable equipment and facilities used in the production, dehydration, processing, gathering, treatment, measurement, storage or transportation of Petroleum Substances, including: gas plants; oil batteries; buildings; compressors; production equipment; active, inactive or decommissioned pipelines and tangible equipment;

                  wellheads, pipelines, gathering lines; flow lines; pipeline connections; meters; generators; motors; compressors; treaters; dehydrators; scrubbers; separators; pumps; pumpjacks; tanks and boilers;

            (ii) field offices, including all leasehold improvements, furniture and office supplies located therein;

            (iii) motorized vehicles;

            (iv) tangible equipment used exclusively with SCADA, maintenance management systems and field measurement facilities;

            (v) satellite communications equipment, excluding satellite communications equipment used to send information from the field to CCNGP's head office in Calgary; and

            (vi) all inventory located within the White Map Area and all other inventory wherever located that was purchased for, is used or is intended to be used in association with the Assets and the proceeds of the sale of all inventory sold from and after the Effective Date, but excluding only Excluded Assets.

"TAXES" means all income, capital, sales, excise, value added, goods and services, customs, duties and property taxes; all other fees, assessments withholdings and charges imposed by Government Authorities; and all penalties, interest and fines or additions attributable to or imposed on or with respect to such taxes, fees, assessments withholdings and charges.

"THIRD PARTY" means any Person other than Vendor, Gas Corp., the Trust and their respective Affiliates.

"THIRTEENTH MONTH ADJUSTMENT" means a reconciliation payment made pursuant to an agreement which provides that during a period (usually a calendar year) revenues and/or expenses will be distributed to or paid by one or more parties to the agreement on the basis of estimates thereof and following the end of the period (usually the first calendar month after the end of the period), the actual amount of the revenues or costs will be determined and a reconciliation between the estimated amounts and the actual amounts will be made.

"TITLE AND OPERATING DOCUMENTS" means:

      (a) petroleum and/or natural gas leases, permits and licenses (whether freehold or Crown), titles evidencing fee simple interests and similar instruments;

      (b) agreements relating to the ownership, operation or development of the Assets entered into in the normal course of the oil and gas business, including, without limitation: operating procedures; unit agreements; unit operating agreements; agreements for the construction, ownership and operation of gas plants, batteries, pipelines, gas gathering systems and similar facilities; pooling agreements; royalty agreements; farmin and farmout agreements; joint operating agreements, participation and subparticipation agreements; trust declarations and agreements; purchase and sale agreements, asset exchange agreements; agreements providing for the gathering, measurement, processing, compression or transportation of Petroleum

            Substances; common stream agreements; well operating contracts and surface leases, pipeline easements, road use agreements and other contracts granting Surface Interests; and

      (c)   Permits pertaining to the ownership of the Assets or Operations;

      (d)   but excluding only Excluded Assets.

"TITLE DEFECT" means a defect, discrepancy or deficiency in the title of CCNGP to any of the Assets which is such that a reasonable, prudent and otherwise willing buyer of the Assets affected thereby would refuse to purchase such Assets for a price equal to the fair market value thereof (determined as if such defect, discrepancy or deficiency did not exist) solely because of such defect, discrepancy or deficiency; but specifically excludes:

      (a) CCNGP's interests as described in Schedule "A" having converted from a before-payout interest to an after-payout interest as a result of payout having occurred prior to Closing;

      (b)   Permitted Encumbrances;

      (c) failure to confirm delay rental payments, where the failure to pay such payments will not result in termination or an obligation to pay material costs or expenses;

      (d) CCNGP's or any predecessor's interest being a beneficial interest rather than a legal interest;

      (e)   items disclosed in the Schedules hereto; or

      (f) any missing or unsigned documents the terms of which could not result in a reduction of CCNGP's interest or an Encumbrance on CCNGP's interest reflected in Schedule "A".

"TITLE DEFECT NOTICE" has the meaning specified in Subsection 11.1(a).

"TITLE DEFECT VALUE" has the meaning specified in Subsection 11.1(a).

"TITLE EVALUATOR" has the meaning specified in Subsection 11.4(c).

"TRANSACTION" means the sale and purchase of the Assets and the Trust Units as contemplated by this Agreement.

"TRANSITION PERIOD" means the period commencing on the day after the Closing Date and terminating at 4:00 p.m. (Calgary time) on approximately October 29, 2004.

"TRANSITIONAL EMPLOYEES" means those Listed Employees who remain employed by CCNGP during the Transition Period.

"TRANSITIONAL CONSULTANTS" means those Listed Consultants who agree to provide services during the Transition Period.

"TRUST UNIT PURCHASE PRICE" means the amount set forth in Section 2.2.

"TRUST UNITS" means 6,766.540 trust units of CNGT, representing 25% of all of the issued and outstanding securities of CNGT, including without limitation, all rights to acquire any such securities;

"UNCURED TITLE DEFECT" has the meaning specified in Subsection 11.2(b).

"UNCURED TITLE DEFECTS VALUE" has the meaning specified in Subsection 11.2(b).

"VENDOR DEFAULT" means a breach of a representation or warranty made by Vendor in Section 5.1 or Section 5.2, or a breach by Vendor of a covenant or agreement in this Agreement.

"WELLS" means all wells located in the White Map Area in which CCNGP has an interest, including all producing, shut-in, suspended, abandoned, capped, injection and disposal wells, and without limiting the foregoing, includes any well set out in Schedule "G".

"WHITE MAP AREA" means all lands outlined on the plat(s) comprising Part 1 of Schedule "A" and includes, as the context requires, the surface of such lands and the Petroleum Substances within such lands.

1.2   INTERPRETATION

Unless otherwise stated or the context otherwise necessarily requires, in this
Agreement:

      (a) references herein to any agreement or instrument, including this Agreement, shall be a reference to the agreement or instrument as varied, amended, modified, supplemented or replaced from time to time;

      (b) the terms "in writing" or "written" include printing, typewriting or facsimile transmission;

      (c) references to a statute shall be a reference to (i) such enactment as amended or reenacted from time to time and every statute that may be substituted therefor; and (ii) the regulations, bylaws or other subsidiary legislation made pursuant to such statute;

      (d) words importing the singular number only shall include the plural and vice versa, and words importing the use of any gender shall include all genders,

      (e) a reference to time shall, unless otherwise specified, refer to Mountain Standard Time or Mountain Daylight Savings Time during the respective intervals in which each is in force in Alberta;

      (f) "including", "includes" and like terms means "including without limitation" and "includes without limitation";

      (g) the headings of Articles, Sections, Subsections and Paragraphs in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement;

      (h) the terms "this Agreement", "hereof, "hereunder" and similar expressions refer to this Agreement in its entirety and include any agreement supplemental hereto;

      (i) unless something in the subject matter or context is inconsistent therewith, references herein to Articles, Sections, Subsections and Paragraphs are to Articles, Sections, Subsections and Paragraphs of this Agreement and references herein to Schedules are references to Schedules to this Agreement, and

      (j) subject to Article 16, all references to Vendor and Purchaser in this Agreement shall be deemed to include Vendor and Vendors' Affiliates and Purchaser and Purchasers' Affiliates (as applicable) and, where appropriate, Vendors' Related Parties and Purchaser's Related Parties (as applicable) and all such references to Vendor and Purchaser shall be read according to the context of the Agreement with respect to applicability to the Assets or the Trust Units.

1.3   INTERPRETATION IF CLOSING DOES NOT OCCUR

In the event that Closing does not occur, each provision of this Agreement which presumes that Gas Corp. has acquired the Assets and the Trust has acquired the Trust Units shall be construed as having been contingent upon Closing having occurred.

1.4   CONFLICTS

If there is any conflict or inconsistency between a provision of the body of this Agreement and that of a Schedule or a conveyance document, the provision of the body of this Agreement shall prevail.

1.5   SCHEDULES

The following Schedules are incorporated herein by reference and made a part of this Agreement:

      Schedule "A"

        Part 1        White Map Area Land Plat(s)

        Part 2        Description of Scheduled Petroleum and Natural Gas Rights

      Schedule "B"    Facilities

      Schedule "C"    General Conveyance

      Schedule "D"    Claims

      Schedule "E"    Seismic

      Schedule "F"    Contracts Disclosure

      Schedule "G"    Wells

      Schedule "H"    Officer's Certificate

      Schedule "I"    Outstanding AFEs

      Schedule "J"    Call on Production Agreement

      Schedule "K"    ROFRs

      Schedule "L"    Listed Material Agreements

1.6   VENDORS' KNOWLEDGE

For all purposes of this Agreement, the knowledge of Vendor consists of the actual knowledge of its current employees at or above the supervisory level and who are primarily responsible for the matter in question in the course of their normal duties after reasonable inquiry. For these purposes, knowledge does not include the knowledge of any other Person or constructive knowledge. Neither Vendor nor any of such employees has any obligation to make additional inquiry of any Person, any files and records or any Government Authority in connection with representations and warranties that are made to Vendor's knowledge.

                                   ARTICLE 2
                               PURCHASE AND SALE

2.1   PURCHASE AND SALE

Upon the terms and subject to the conditions of this Agreement: (a) CCNGP agrees to sell the Assets to Gas Corp., and Gas Corp. agrees to purchase the Assets from CCNGP on the Closing Date; and (b) CEHL agrees to sell the Trust Units to the Trust, and the Trust agrees to purchase the Trust Units from CEHL on the Closing Date.

2.2   BID PRICE, PURCHASE PRICE AND ADJUSTED PURCHASE PRICE

The price to be paid by Gas Corp. to CCNGP for the Assets shall be the following amount:

      (a) SEVEN HUNDRED FORTY SEVEN MILLION DOLLARS ($747,000,000) to CCNGP as full consideration for the purchase of the Assets (the "ASSET BID PRICE") less the adjustments (if any) to the Asset Bid Price on account of exercised Rights of First Refusal and Uncured Title Defects pursuant to Article 9 and Article 11 (the Asset Bid Price less the amount of such adjustments is the "ASSET PURCHASE PRICE"); plus

      (b)   the Interest on the Asset Purchase Price; plus or minus

      (c) the net amount of the adjustment pursuant to Article 7 in respect of the Interim Period;

(collectively the "ADJUSTED ASSET PURCHASE PRICE").

The price to be paid by the Trust to CEHL for the Trust Units shall be the following amount:

      (d) Seventy-Eight Million Dollars ($78,000,000) to CEHL as full consideration for the purchase of the Trust Units (the "TRUST UNIT PURCHASE PRICE"); plus

      (e)   the Interest on the Trust Unit Purchase Price; minus

      (f) the aggregate amount of any and all distributions or any other benefits paid or payable by or on behalf of CNGT to CEHL in respect of the Trust Units for the period from July 1, 2004 up to the day immediately prior to the Closing Date (the "DISTRIBUTIONS");

(collectively the "ADJUSTED TRUST UNIT PURCHASE PRICE"). The Adjusted Asset Purchase Price and the Adjusted Trust Unit Purchase Price shall hereinafter be referred to collectively as the "PURCHASE PRICE".

2.3 PAYMENT OF ADJUSTED ASSET PURCHASE PRICE AND ADJUSTED TRUST UNIT PURCHASE PRICE

The Adjusted Asset Purchase Price shall be paid by Gas Corp. to CCNGP as follows:

      (a)   the Deposit shall be paid to CCNGP in accordance with Section 2.4;

      (b) at Closing, subject to Section 4.4, Gas Corp. shall pay to CCNGP an amount equal to the aggregate of:

            (i)   the Adjusted Asset Purchase Price, minus

            (ii) the Deposit (and any interest earned thereon in accordance with Subsection 2.4(a)).

At Closing, subject to Section 4.4, the Trust shall pay to CEHL an amount equal to the Adjusted Trust Unit Purchase Price.

2.4 DEPOSIT

      (a) Upon execution and delivery of this Agreement, Gas Corp. shall pay an amount equal to Thirty Seven Million Five Hundred Thousand ($37,500,000) (the "DEPOSIT") as a deposit against the payment of the Asset Purchase Price. The Deposit shall be held in escrow in an interest bearing account by the Escrow Agent and shall be dealt with by the Escrow Agent, all in accordance with the terms of this Agreement.

      (b) If Closing occurs, the Deposit shall be applied to payment of the Adjusted Asset Purchase Price.

      (c) If Closing does not occur due to a Purchaser Default, the Deposit and the interest earned thereon while held by Escrow Agent shall be forfeited to CCNGP for its own account absolutely as the genuine pre-estimate by CCNGP and Gas Corp. of CCNGP's liquidated damages as a result of Closing not occurring, in full and final satisfaction of Gas Corp.'s obligations under this Agreement and CCNGP shall have no further rights or remedies whatsoever under this Agreement or otherwise as a result of any Purchaser Default.

      (d) If Closing does not occur for any reason or circumstance other than a Purchaser Default, the Deposit plus interest thereon at the Prime Rate plus one percent (1%) shall be returned to Gas Corp. for the account of Gas Corp. absolutely.

2.5   GST AND OTHER SALES TAXES

      (a) The Asset Purchase Price does not include GST or any provincial sales taxes that may be applicable to the sale of the Assets hereunder. Unless Gas Corp. elects to proceed under Subclause 2.5(d) at Closing, Gas Corp. shall pay to CCNGP an amount equal to seven percent (7%) of the portion of the Adjusted Asset Purchase Price allocated to Tangibles, Seismic Data and Miscellaneous Interests pursuant to Section 2.6. CCNGP shall remit such amount to the appropriate taxation authorities in accordance with the GST Legislation. Each of CCNGP and Gas Corp. represents that it holds a valid GST registration account number at the date of Closing and that its registration number for GST purposes is:

            CCNGP:          897181517

            Gas Corp.:      89963 1105 RT0001

      (b) At Closing, Gas Corp. will also remit to CCNGP any provincial sales taxes that CCNGP is required to collect from Gas Corp. under Applicable Law in respect of the Transaction. CCNGP shall remit such amounts to the appropriate taxation authorities in accordance with Applicable Law.

      (c) After Closing, Gas Corp. shall be responsible for, and shall indemnify and save CCNGP and its Related Parties harmless in respect of, any and all GST and sales taxes imposed by a Government Authority (including interest and penalties) in respect of the Transaction which are in excess of the amounts collected by CCNGP from Gas Corp. at Closing.

      (d) If requested by Gas Corp., CCNGP and Gas Corp. shall jointly elect at Closing pursuant to Section 167 of the Excise Tax Act (Canada) to have the provisions thereof concerning the acquisition of part of a business applied to this Transaction and Gas Corp. undertakes to file such election with the Canada Revenue Agency in a timely and proper fashion. Gas Corp. shall be liable for and, in addition, shall indemnify CCNGP from any and all claims, liabilities, actions, proceedings, demands, losses, costs, penalties, GST payable, fines, damages, interest and expenses suffered by or sustained by CCNGP pertaining to this election.

2.6   ALLOCATION OF ADJUSTED ASSET PURCHASE PRICE

      (a) CCNGP and Gas Corp. shall allocate the Adjusted Asset Purchase Price for all purposes (including for purposes of the Income Tax Act and the GST Legislation) as follows:

(i) Petroleum & Natural Gas Rights:   $591,919,999.20

(ii) Tangibles:                       $147,979,999.80

(iii) Seismic Data:                   $  7,100,000.00

(iv) Miscellaneous Interests:         $          1.00
                                      ---------------
                                      $747,000,000.00

      (b) CCNGP and Gas Corp. shall allocate the Interest on the Asset Purchase Price and all adjustments to the Asset Purchase Price calculated pursuant to Article 7 for all purposes (including for purposes of the Income Tax Act and the GST Legislation) to the Petroleum and Natural Gas Rights.

2.7   FORM OF PAYMENT

All payments to be made pursuant to this Agreement shall be made in immediately available Canadian funds. Payments to be made at or prior to Closing shall be made by wire transfer while payments to be made after Closing may be made by wire transfer, certified cheque or bank draft.

                                    ARTICLE 3
                                    CLOSING

3.1   PLACE AND DATE OF CLOSING

Closing shall take place at the Closing Place on the Closing Date if there has been satisfaction or waiver of the conditions of Closing herein contained.

3.2   TRANSFER OF OWNERSHIP AND RISK

The transfer of the Assets from CCNGP to Gas Corp. and the transfer of the Trust Units from CEHL to the Trust and the assumption of the benefits, obligations and risks associated with the Assets by Gas Corp. and the Trust Units by the Trust will be effective as of the Effective Time, provided Closing occurs. Possession of the Assets will pass to Gas Corp. upon Closing and transfer of ownership of the Trust Units to the Trust will occur upon Closing.

3.3   VENDOR DELIVERIES AT CLOSING

At Closing, CCNGP shall deliver, or cause to be delivered, to Gas Corp., the following:

      (a)   the General Conveyance executed by CCNGP;

      (b) a receipt for payment of the Adjusted Asset Purchase Price payable pursuant to Subsection 2.3(b);

      (c) copies of all Third Party consents to the sale of the Assets pursuant hereto obtained prior to Closing and copies of all Right of First Refusal notices sent by CCNGP and notices of exercise and waivers of Rights of First Refusal provided by Third Parties at or prior to Closing;

      (d) the Specific Conveyances referred to in Section 3.5 executed by CCNGP;

      (e) an officer's certificate of CCNGP in the form of Schedule "H" attached hereto;

      (f) the Call on Production Agreement and any agreed security related thereto, in each case duly executed by the parties (other than Gas Corp.) expressed to be party thereto;

      (g) the election referred to in Schedule 2.5(d), if applicable, duly executed by CCNGP;

      (h) a certified copy of a partners' resolution approving the Transaction; and

      (i) any other documents required to be delivered by CCNGP to Gas Corp. at Closing pursuant to this Agreement.

At Closing, CEHL shall deliver, or cause to be delivered, to the Trust, the following:

      (j) documentation evidencing the transfer of ownership of the Trust Units from CEHL to the Trust in form satisfactory to the Trust, in its sole discretion;

      (k) information acceptable to the Trust, acting reasonably, of the status and plans relating to following agreements:

            (i) the Services Agreement dated October 15, 2003 among Calpine Natural Gas, L.P., Calpine Natural Gas Limited, Calpine Natural Gas Holdings Limited and Calpine Natural Gas Services Limited; and

            (ii) the Energy Management Services Agreement dated October 15, 2003 between Calpine Canada Natural Gas Partnership and Calpine Natural Gas, L.P.;

      (l) a certified copy of a resolution of the board of directors of CEHL approving the sale of the Trust Units from CEHL to the Trust; and

      (m) any other documents required to be delivered by CEHL to the Trust at Closing pursuant to this Agreement.

3.4   DELIVERIES OF GAS CORP. AND THE TRUST AT CLOSING

At Closing, Gas Corp. shall deliver, or cause to be delivered, to CCNGP, the following:

      (a) the amount payable by Gas Corp. at the Closing pursuant to Section 2.3(b);

      (b)   an officer's certificate of Gas Corp. in the form of Schedule "H";

      (c) the election referred to in Section 2.5(d), if applicable, duly executed by Gas Corp;

      (d)   copies of the Competition Act Approval; and

      (e) any other documents required to be delivered by Gas Corp. to CCNGP at the Closing pursuant to this Agreement.

In addition, at or before Closing, Gas Corp. shall execute the Specific Conveyances and the General Conveyance tabled by CCNGP pursuant to Section 3.3.

At Closing, the Trust shall deliver, or cause to be delivered, to CEHL, the following:

      (f)   the amount payable by the Trust at the Closing pursuant to Section
            2.3;

      (g) an officer's certificate of the Trust substantially in the form of Schedule "H"; and

      (h) any other documents required to he delivered by the Trust to CEHL at the Closing pursuant to this Agreement.

3.5   SPECIFIC CONVEYANCES

      (a) CCNGP shall use commercially reasonable efforts to prepare the Specific Conveyances at its cost prior to Closing, provided that if all Specific Conveyances are not delivered at Closing, the balance of the Specific Conveyances outstanding shall be delivered within 30 days following Closing. None of the Specific Conveyances shall confer or impose upon a Party any greater right or obligation than contemplated in this Agreement. It shall not be necessary for those Specific Conveyances that are prepared and circulated to Gas Corp. in a reasonable time prior to Closing to have been executed prior to or at Closing by Third Parties. Promptly after Closing, and at Gas Corp.'s cost, CCNGP shall deliver all Specific Conveyances to Third Parties and Government Authorities in accordance with normal industry practices and shall attend to the registration of Specific Conveyances with Government Authorities in accordance with normal industry practices. Gas Corp. shall use all reasonable efforts to become, as soon as reasonably practicable following Closing, the recognized and beneficial holder of the Assets in the place and stead of CCNGP, and shall where CCNGP is the registering party, promptly take whatever steps are necessary to verify such registrations.

      (b) Gas Corp. shall bear all costs, fees and deposits of every nature and kind incurred (whether by CCNGP or Gas Corp.) in registering any Specific Conveyances and registering any further assurances required to convey the Assets to Gas Corp.

      (c) By notice delivered to Gas Corp. not later than three Business Days prior to the Closing Date, CCNGP may request Gas Corp. to pay to CCNGP at Closing CCNGP's bona fide estimate as set forth in the notice of the costs, fees and deposits referred to in Subsection 3.5(b). In that event, Gas Corp. shall pay such amount to CCNGP at Closing and if the estimate is less than the actual amount of the costs, fees and deposits, Gas Corp. shall pay the deficiency shortfall to CCNGP promptly after receipt of a request therefor, and if the estimate exceeds the actual amount of the costs, fees and deposits, CCNGP shall reimburse the excess to Gas Corp.

3.6   POST - CLOSING DELIVERIES

CCNGP shall deliver or cause to be delivered to Gas Corp. within 30 days following Closing, the original copies of the Title and Operating Documents and the original copies of records, documents, licenses, reports and data including, to the extent available, electronic records comprising Miscellaneous Interests, which are now in the possession of CCNGP or to which CCNGP has reasonable access. Notwithstanding the foregoing, if and to the extent such contracts, agreements, records, documents, licenses, reports and data also pertain to interests other than the Assets, photocopies or other copies may be provided to Gas Corp. in lieu of original copies.

                                    ARTICLE 4
                             CONDITIONS OF CLOSING

4.1   CONDITIONS OF GAS CORP. AND THE TRUST

The obligation of Gas Corp. to complete the acquisition of the Assets pursuant hereto is subject to the following conditions, which are for the exclusive benefit of Gas Corp. and may be waived in whole or in part by Gas Corp. by written notice to CCNGP at or before Closing:

      (a) COMPETITION ACT APPROVAL: The Competition Act Approval shall have been obtained on terms acceptable to Gas Corp. acting reasonably;

      (b) REPRESENTATIONS AND WARRANTIES: The representations and warranties of CCNGP in Section 5.1 shall be true when made and as of the Closing Date except to the extent that does not, in the aggregate, have a material adverse effect on the value of the Assets and CCNGP shall have delivered an officer's certificate in the form of Schedule "H" to that effect to Gas Corp. at Closing;

      (c) COMPLIANCE WITH COVENANTS: CCNGP shall have performed or complied in all material respects with all of its obligations, covenants and agreements contained in this Agreement to be performed or complied with by CCNGP at or prior to Closing, except to the extent that dues not, in the aggregate, have a material adverse effect on the value of the Assets;

      (d) NO ACTION OR PROCEEDING: At the time Closing occurs, no Claim shall be pending before any court or Government Authority seeking to restrain or prohibit the purchase and sale of the Assets contemplated hereby or to obtain material damages or other relief in connection with the consummation of the Transaction, excluding Claims in respect of Rights of First Refusal;

      (e) DAMAGE TO THE TANGIBLES: If there has been physical damage to the Tangibles, between the date hereof and the Closing Date, the costs of repairing all of such damage shall not exceed $20,000,000;

      (f) CLOSING DELIVERIES: CCNGP shall have complied with its obligations under Section 3.3; and

      (g) DISCHARGES: CCNGP shall have delivered to Gas Corp. releases and registerable discharges or no-interest letters in form and substance satisfactory to Gas Corp., acting reasonably, from all parties holding security interests or similar encumbrances in the Assets, except to the extent that such security interests or encumbrances do not, in the aggregate, exceed $20,000,000.

The obligation of the Trust to complete the acquisition of the Trust Units pursuant hereto is subject to the following conditions, which are for the exclusive benefit of the Trust and may be waived in whole or in part by the Trust by written notice to CEHL at or before Closing:

      (h) REPRESENTATIONS AND WARRANTIES: The representations and warranties of CEHL in Section 5.2 shall be true when made and as of the Closing Date except to the extent that does not, in the aggregate, have a material adverse effect on the value of the Trust Units and CEHL shall have delivered an officer's certificate in the form of Schedule "H" to that effect to the Trust at Closing;

      (i) COMPLIANCE WITH COVENANTS: CEHL shall have performed or complied in all material respects with all of its obligations, covenants and agreements contained in this Agreement to be performed or complied with by CEHL at or prior to Closing, except to the extent that does not, in the aggregate, have a material adverse effect on the value of the Trust Units;

      (j) NO ACTION OR PROCEEDING: At the time Closing occurs, no Claim shall be pending before any court or Government Authority seeking to restrain or prohibit the purchase and sale of the Trust Units contemplated hereby or to obtain material damages or other relief from CEHL in connection with the completion of the purchase and sale of the Trust Units contemplated hereby;

      (k) RESIGNATION OF DIRECTORS: Bill A. Berilgen, Toby Austin and John King shall have resigned as directors of Calpine Natural Gas Limited and each of its Affiliates;

      (I) AVAILABLE EXEMPTION: If the purchase price per Trust Unit exceeds 115% of the "market price" of the trust units of CNGT, determined in accordance with section 161(l)(c) of the Securities Act (Alberta) and section 172 of the Alberta Securities Commission Rules (General) (and the equivalent provisions of other applicable securities laws), the Trust shall have available to it an alternative and proper exemption(s) to satisfy applicable securities laws with respect to prospectus, registration and take-over bid requirements:

      (m) COMPLETION OF ASSET ACQUISITION: Gas Corp. shall have completed the acquisition of the Assets; and

      (n) CLOSING DELIVERIES: CEHL shall have complied with its obligations under Section 3.3.

      (o) AGREEMENTS UNAMENDED: At the time Closing occurs, none of the Listed Material Contracts shall have been amended, modified or assigned.

4.2   VENDOR CONDITIONS

The obligation of CCNGP to complete the sale of the Assets pursuant hereto is subject to the following conditions, which are for the exclusive benefit of GCNGP and may be waived in whole or in part by CCNGP by written notice to Gas Corp. at or before Closing:

      (a) COMPETITION ACT APPROVAL: The Competition Act Approval shall have been obtained at or prior to Closing, on terms acceptable to CCNGP acting reasonably;

      (b) REPRESENTATIONS AND WARRANTIES: The representations and warranties of Gas Corp. in Section 5.4 shall be true when made and as of the Closing Date, except to the extent that does not, in the aggregate, have a material adverse effect on CCNGP, and Gas Corp. shall have delivered an officer's certificate in the form of Schedule "II" to that effect to CCNGP at Closing;

      (c) COMPLIANCE WITH COVENANTS: Gas Corp. shall have performed or complied in all material respects with all of its obligations, covenants and agreements contained in this Agreement to be performed or complied with by Gas Corp. at or prior to Closing, except to the extent that such non-compliance does not have an adverse effect on Gas Corp.'s ability to complete the acquisition of the Assets;

      (d) TENDER: Gas Corp. shall have tendered or caused to be tendered to CCNGP, all amounts to be paid by Gas Corp. to CCNGP at Closing in the form stipulated in this Agreement;

      (e) NO ACTION OR PROCEEDING: At the time Closing occurs, no Claim shall be pending before any court or Government Authority seeking to restrain or prohibit the purchase and sale of the Assets contemplated hereby or to obtain material damages or other relief from CCNGP in connection with the completion of the purchase and sale of the Assets contemplated hereby excluding Claims in respect of Rights of First Refusal; and

      (f) CLOSING DELIVERIES: Gas Corp. shall have complied with its obligations under Section 3.4.

      (g) CORPORATE APPROVAL: Calpine Corporation shall have approved the Transaction on behalf of Vendor on or before August 16, 2004.

The obligation of CEHL to complete the sale of the Trust Units pursuant hereto is subject to the following conditions, which are for the exclusive benefit of CEHL and may be waived in whole or in part by CEHL by written notice to the Trust at or before Closing:

      (h) REPRESENTATIONS AND WARRANTIES: The representations and warranties of the Trust in Section 5.5 shall be true when made and as of the Closing Date, except to the extent that does not, in the aggregate, have a material adverse effect on CEHL, and the Trust shall have delivered an officer's certificate substantially in the form of Schedule "H" to that effect to CEHL at Closing;

      (i) COMPLIANCE WITH COVENANTS: The Trust shall have performed or complied in all material respects with all of its obligations, covenants and agreements contained in this Agreement to be performed or complied with by the Trust at or prior to Closing, except to the extent that such non-compliance does not have an adverse effect on the Trust's ability to complete the acquisition of the Trust Units;

      (j) TENDER: The Trust shall have tendered or caused to be tendered to CEHL, all amounts to be paid by the Trust to CEHL at Closing in the form stipulated in this Agreement;

      (k) NO ACTION OR PROCEEDING: At the time Closing occurs, no Claim shall be pending before any court or Government Authority seeking to restrain or prohibit the purchase and sale of the Trust Units contemplated hereby or to obtain material damages or other relief from CEHL in connection with the completion of the purchase and sale of the Trust Units contemplated hereby; and

      (l) CLOSING DELIVERIES: The Trust shall have complied with its obligations under Section 3.4.

4.3   EFFORTS TO FULFILL CONDITIONS

      (a) Each of the Parties shall proceed diligently, honestly and in good faith and use all reasonable efforts to satisfy and comply with and assist in the satisfaction of and compliance with the conditions set forth in Sections 4.1 and 4.2.

      (b) Gas Corp. shall provide Vendor with copies of the Competition Act Approval immediately upon receipt of same.

      (c) The Parties shall use all reasonable efforts to obtain the Competition Act Approval prior to Closing. Gas Corp. shall promptly (and in any event, within 14 days following the date of execution of this Agreement) give the requisite notice of the Transaction under
            Section 114 of the Competition Act and/or file a request for an advance ruling certificate under Section 102 of the Competition Act in respect of the Transaction and Gas Corp. shall pay the applicable filing fee and all Taxes thereon. Notwithstanding the foregoing, Vendor shall co-operate with and provide reasonable assistance to Gas Corp. in the preparation of such notice and/or request. Purchaser shall provide to Vendor in advance copies of all applications and filings for approval by Vendor, not to be unreasonably withheld.

      (d) Notwithstanding Section 3.5, any transfer or assignment of Title and Operating Documents requiring notice to or consent from a Third Party (including transfers of Permits requiring approvals of Government Authorities other than Customary Post Closing Consents) shall not be assigned or transferred to Gas Corp. until and unless the notice or consent requirements have been satisfied. Each Party shall use commercially reasonable efforts, as to matters within its control, to satisfy such requirements as of the Closing Date, and Gas Corp. shall furnish any deposits or security reasonably required to complete such transfers and assignments in accordance with normal industry practices or the provisions of the Title and Operating Documents or Applicable Law after the applicable consent or approval has been obtained. If any such consent or notice requirement (other than Customary Post Closing Consents) is not satisfied as of Closing, the Parties shall consider whether to exclude the affected Title and Operating Documents from the sale of the Assets pursuant hereto or to enter into alternative arrangements, including escrow arrangements but, regardless of such circumstances (and subject to a reasonable materiality standard), the sale of the Assets shall be completed.

      (e) On or after the Closing Date, Gas Corp. shall take reasonable steps to cause to be released and returned to CCNGP any guarantees, bonds or other security provided by CCNGP or any of its Affiliates to Government Authorities or other Third Parties in connection with the Assets by arranging for and providing substitute security therefor provided that such obligation shall not arise until after any required consent or approval has been obtained.

        (f)    If a Party for whose benefit a condition has been included in
               Section 4.1 or 4.2 fails to notify the other applicable Party at or prior to Closing as to whether or not the condition has been satisfied or complied with, the condition shall be conclusively deemed to have been waived by such Party.

4.4    FAILURE OF A CONDITION

If a condition in Sections 4.1 or 4.2 has not been satisfied on or before the Closing Date and such condition has not been waived in writing by the Party for whose benefit such condition has been included herein, such Party may terminate this Agreement by written notice to the other Parties prior to the Closing, provided that a Party shall not be permitted to exercise or purport to exercise any right of termination pursuant to this Section 4.4 if the event or circumstances giving rise to such right is due to a Default by such Party.

4.5    EFFECT OF TERMINATION

If this Agreement is terminated prior to the Closing occurring pursuant to
Section 4.3(d), 4.4 or 11.3(a)(iii), the Parties shall be released from all obligations under this Agreement except as follows:

      (a) subject to Section 2.4, a Party shall remain liable for Defaults by it prior to the termination;

      (b) the provisions of Section 2.4 shall remain in effect and be binding and enforceable in accordance with its terms; and

      (c) the Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

Subject to the foregoing provisions of this Section, following such termination, each Party shall be responsible for the costs and expenses incurred by it in connection with this Agreement and the Transaction.

                                    ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

5.1   REPRESENTATIONS AND WARRANTIES OF CCNGP

CCNGP represents and warrants to Gas Corp., that, except for matters disclosed in the Schedules and subject in all instances to the Permitted Encumbrances:

      (a) ORGANIZATION AND STANDING: CCNGP is a general partnership, duly organized and validly subsisting under the laws of its jurisdiction of organization and is duly qualified under the jurisdictions in which it is required to be qualified in order for it to own the Assets;

      (b) CAPACITY, POWER, AUTHORIZATION, EXECUTION AND ENFORCEABILITY: CCNGP has the requisite capacity, power and authority to execute, deliver and perform its obligations under this Agreement and all of the agreements, instruments and other documents contemplated hereby. The execution, delivery and performance of this Agreement and the completion of the Transaction have been duly and validly authorized by any and all requisite actions of CCNGP and provided the Competition Act Approval is obtained, do not and will not result in any violation of, be in conflict with, or constitute a default under, its articles, charter, by-laws, partnership agreement or other governing documents, as the case may be and no other authorization or approval or other action by. and no notice to or filing with any Governmental

            Authority or regulatory body exercising jurisdiction over the Assets or CCNGP is required for the due execution, delivery and performance by CCNGP. This Agreement and any other agreement delivered in connection herewith, to which CCNGP is party, has been or will at the appropriate time be validly executed and delivered by CCNGP and constitute valid and binding obligations of CCNGP and provided the Competition Act Approval is obtained, will be enforceable against CCNGP in accordance with their terms, subject to (i) bankruptcy, insolvency, fraudulent preference, reorganization or other laws affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or equity);

      (c) NO CONFLICT: The execution and delivery of this Agreement are not, and, provided the Competition Act Approval is obtained and except for Customary Post Closing Consents, the completion of the Transaction in accordance with the terms of this Agreement will not be, in violation or breach of or in conflict with or require any consent, authorization or approval under:

            (i)   any term or provision of the constating documents of CCNGP;

            (ii) any agreement, instrument, license, permit or other governmental authorization to which CCNGP is a party or by which CCNGP is bound; or

            (iii) any judgment, decree, order, statute, regulation, rule, or license applicable to CCNGP (other than Licence Transfer approvals);

      (d) NO FINDER'S FEE: CCNGP has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of this Agreement or the Transaction for which Gas Corp. or any of its Affiliates shall have any obligation or liability;

      (e) RESIDENCY: Neither of the partners of CCNGP is a "non-resident" of Canada for the purposes of the Income Tax Act;

      (f) JUDGMENTS AND CLAIMS: Except as set forth in the Schedule "D", there are no unsatisfied judgments nor any Claims in existence against CCNGP that relate to the Assets, and to the knowledge of CCNGP no such Claims have been threatened and there are no particular circumstances that exist which could give rise to any such judgments or Claims;

      (g) TITLE TO ASSETS: CCNGP does not warrant title to the Assets but does warrant that it has not done any act or thing whereby any of the Scheduled Assets may be encumbered, alienated, cancelled or determined and that the Scheduled Assets are now and will be at the Closing Date, free and clear of all Encumbrances created by, through or under CCNGP, or of which CCNGP is aware, except Permitted Encumbrances;

      (h) COMPLIANCE WITH AGREEMENTS: Except as described in Schedule "D", to CCNGP's knowledge:

            (i) CCNGP is not in default under Applicable Law or the Title and Operating Documents; and

            (ii) CCNGP has not failed to comply with, perform, observe or satisfy, in all material respects, any term, condition, obligation or liability which has heretofore arisen under the provisions of Applicable Law or any of the Title and Operating Documents.

            which default or failure would reasonably be expected to materially adversely affect the value of the Assets taken as a whole;

      (i) NO DEFAULT NOTICES: Except as described in Schedule "D", CCNGP has not received notice of violation of or default under any other obligation, agreement, document, order, writ, injunction or decree of any Government Authority that relates to the Assets and to CCNGP's knowledge, no particular circumstance presently exists which may give rise to any such violation or default and, additionally, to CCNGP's knowledge, there are no such outstanding defaults or notices of default in relation to any Third Party;

      (j) FINANCIAL COMMITMENTS: Except as set forth in Schedule "I", and except for operating costs incurred in the ordinary course of business, there are no outstanding AFE's or other financial commitments respecting the Assets which are due as at the date hereof, pursuant to which individual expenditures of greater than One Hundred Thousand Dollars ($100,000) may be required by the Gas Corp. after the Effective Time;

      (k) ROYALTIES: All ad valorem, property, royalties, production, severance and similar taxes and assessments based on or measured by the ownership of the Assets or the production of Petroleum Substances or the receipt of proceeds therefrom payable by CCNGP in respect of the Assets have been paid and discharged, and to CCNGP's knowledge, all such obligations which are the responsibility of Third Parties related to the Assets have been paid and discharged;

      (l) ENVIRONMENTAL MATTERS: Except as set out in Schedule "D", CCNGP has not received, nor is it aware that any Third Party has received:

            (i) any notice, order or directive under Applicable Law which relates to Environmental Liabilities and which requires any work, repairs, construction or capital expenditures which is outstanding, where such orders or directives have not been complied with in all material respects; or

            (ii) any demand or notice issued with respect to the breach of Applicable Law from any Third Party pertaining to the Assets that relates to the Environment, health or safety, including, without limitation, any matter respecting the release, use, storage, treatment, transportation or disposition of environmental contaminants which demand or notice remains outstanding;

            and to CCNGP's knowledge, no particular circumstance presently exists which may give rise to any such orders, directives, demands or notices;

      (m) OPERATION OF TANGIBLES AND WELLS: All operations in respect of the Tangibles and the Wells have been conducted in accordance with good oilfield industry practices, and to CCNGP's knowledge, all Applicable Law, all Permits and the requirements of all Government Authorities have been complied with in all material respects and all operations in respect of the Tangibles and Wells conducted by Third Parties have been conducted in accordance with good oilfield industry practices, (subject to the representations and warranties set forth in this Section 5.1);

      (n) CONTRACTS: Except for contracts disclosed in Schedule "F" and agreements that can be terminated by CCNGP without penalty on notice of 60 days or less, to CCNGP's knowledge, CCNGP is not a party to or bound by any:

            (i)   contracts for the sale of Petroleum Substances;

            (ii)  gas balancing, prepayment or similar agreements;

            (iii) agreements for the gathering, transportation, compression, processing treatment, storage or disposal of Petroleum Substances;

            (iv) take or pay arrangements or any other arrangements which obligate the Vendor to sell or deliver Petroleum Substances without being entitled to receive and retain full payment for such Petroleum Substances; or

            (v) Contract Operating Agreements or agreements to provide transportation, processing or disposal capacity or service to any Third Party that relate to the Assets;

      (o) PERMIT TRANSFERS: CCNGP is eligible under Applicable Law to transfer the Permits for the Assets operated by it and no circumstance exists which could reasonably be expected to result in an undue delay or an inability to register any of the Permit Transfers;

      (p) RIGHTS OF FIRST REFUSAL: To CCNGP's knowledge, there are no Rights of First Refusal by which CCNGP or any Affiliate thereof is bound, other than those which shall be disclosed in Schedule "K" to this Agreement;

      (q) NO THREATENED COLLECTIVE AGREEMENTS: CCNGP is not the subject of any existing, threatened or apparent union organizing activities involving any of the Accepting Employees, Transitional Employees, Accepting Consultants or Transitional Consultants;

      (r) COMPLAINTS OR PROCEEDINGS: There are no claims or complaints against CCNGP pursuant to any Applicable Law relating to the Accepting Employees, Transitional Employees, Accepting Consultants or Transitional Consultants, including employment standards, occupational health and safety, human rights, labour relations, worker's compensation, pay equity and employment equity, and to CCNGP's knowledge, no particular circumstance presently exists which may give rise to any such claims or complaints;

      (s) QUIET ENJOYMENT: Subject to the rents, covenants, conditions and stipulations in the Leases and subject to the Permitted Encumbrances, from and after Closing, Gas Corp. will be entitled to hold and enjoy the interests in the Assets attributed to CCNGP in the Schedules hereto for Gas Corp.'s own use and benefit without any interruption of or by CCNGP or any Third Party claiming by, through or under CCNGP;

      (t) EXAMINATION OF ASSETS: CCNGP shall have exercised reasonable efforts to make available to Gas Corp., prior to Closing, all of the Title and Operating Documents and documents comprising the Miscellaneous Interests in its possession or to which it has access and any other information, documents and agreements that are relevant to the Assets, including without limitation, information, documents and agreements relevant to CCNGP's title to the Assets, Abandonment and Reclamation Obligations, Environmental Liabilities pertaining to the Assets, production or revenue from the Assets and other information, documents and agreements that that are reasonably required by Gas Corp. or which have otherwise been reasonably requested by Gas Corp. In addition, CCNGP has not knowingly withheld from Gas Corp. any information, documents and agreements relevant to the Assets;

      (u) REDUCTION OF INTERESTS: To CCNGP's knowledge, except as otherwise disclosed on Schedule "A", CCNGP's interests in the Assets are not subject to reduction by reference to a payout or production penalty or otherwise through any right or interest granted by. through or under CCNGP or of which it has knowledge;

      (v) RECEIPT OF REVENUE: To CCNGP's knowledge, CCNGP has been receiving the share of the net proceeds of production from the Assets attributable to its interests as shown in the schedules hereto;

      (w) INTEREST IN TANGIBLES: To CCNGP's knowledge, the interest ascribed to CCNGP in the Facilities in Schedule "B" and CCNGP's interest in the other tangibles, are beneficially owned by CCNGP free and clear of all Security Interests, Encumbrances, and other third party claims and interests of any nature whatsoever, except Permitted Encumbrances, and none of the Tangibles are held through any lease, license, conditional sale or other similar arrangement, the terms of which are not disclosed in Schedule "B; and

      (x) MATERIAL CONTRACTS: Gas Corp. will not become a party to or be otherwise bound by the Listed Material Contracts, there are no other Material Contracts and to CCNGP's knowledge the Listed Material Contracts will not impose any obligations, Losses or Liabilities on Gas Corp.

5.2   REPRESENTATIONS AND WARRANTIES OF CEHL

CEHL represents and warrants to the Trust, that:

      (a) ORGANIZATION AND STANDING: CEHL is a corporation, duly incorporated and validly subsisting under the laws of its jurisdiction of organization and is duly qualified under the jurisdictions in which it is required to be qualified in order for it to own the Trust Units;

      (b) CAPACITY, POWER, AUTHORIZATION, EXECUTION AND ENFORCEABILITY: CEHL has the requisite capacity, power and authority to execute, deliver and perform its obligations under this Agreement and all of the agreements, instruments and other documents contemplated hereby. The execution, delivery and performance of this Agreement and the completion of the Transaction have been duly and validly authorized by any and all requisite actions of CEHL and provided the Competition Approval is obtained, do not and will not result in any violation of, be in conflict with, or constitute a default under, its articles, charter, by-laws or other governing documents, as the case may be. This Agreement and any other agreement delivered in connection herewith, to which CEHL is party, has been or will at the appropriate time be validly executed and delivered by CEHL and constitute valid and binding obligations of CEHL and provided the Competition Act Approval is obtained, will be enforceable against CEHL in accordance with their terms, subject to (i) bankruptcy, insolvency, fraudulent preference, reorganization or other laws affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or equity);

      (c) NO CONFLICT: The execution and delivery of this Agreement are not, and, provided the Competition Act Approval is obtained and except for Customary Post Closing Consents, the completion of the Transaction in accordance with the terms of this Agreement will not be in violation or breach of or in conflict with or require any consent, authorization or approval under:

            (i)   any term or provision of the constating documents of CEIIL;

            (ii) any agreement, instrument, license, permit or other governmental authorization to which CEHL is a party or by which CEHL is bound; or

            (iii) any judgment, decree, order, statute, regulation, rule, or license applicable to CEHL, except such as may be required under applicable securities laws;

      (d) NO FINDER'S FEE: CEHL has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of this Agreement or the Transaction for which the Trust or any of its Affiliates shall have any obligation or liability;

      (e) TRUST UNITS HELD: CEHL is the beneficial and immediately prior to Closing will be the registered owner of the Trust Units, free and clear of all Encumbrances. To CEHL's knowledge, all of the Trust Units were duly authorized and validly issued as fully paid and non assessable trust units of CNGT;

      (f)   STATUS OF TRUST UNITS:

            (i) There is no contract, option or any other right of another binding upon CEHL to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Trust Units other than pursuant to the provisions of this Agreement;

            (ii) other than the Trust, no Person, firm or corporation has any right, under preferential rights of purchase clauses or otherwise, which has not been waived prior to the Closing Date, to acquire any interest in the Trust Units held by CEHL;

            (iii) no securities commission or other regulatory body has issued any order preventing or suspending trading of Trust Units; and

            (iv) there is no restriction on the trade of any of the Trust Units except that the Trust Units are subject to "control block" resale restrictions under Canadian provincial securities laws;

      (g) JUDGMENTS AND CLAIMS: There are no unsatisfied judgments nor any Claims in existence against CEHL that relate to the Trust Units, and to the knowledge of CEHL no such Claims have been threatened and there are no particular circumstances that exist which could rise to any such judgments or Claims;

      (h) RESIDENCY: CEHL is not a "non-resident" of Canada for the purposes of the Income Tax Act;

      (i) CAPITAL PROPERTY: To CEHL's knowledge, all of the Trust Units are "capital property" (as that term is defined in the Income Tax Act) to CEHL;

      (j) NO MATERIAL CHANGE: Other than the Transaction, CEHL has no knowledge of any material fact or material change (as those terms are defined in the Securities Act (Alberta)) with respect to CNGT that has not been generally disclosed;

      (k) EXAMINATION OF TRUST UNITS: CEHL shall have exercised reasonable efforts to make available to the Trust, prior to Closing, all information, documents and agreements in its possession or to which it has access that are relevant to the Trust Units, including without limitation, information, documents and agreements relating to CEIIL's title to the Trust Units, Liabilities pertaining to the Trust Units and other information, documents and agreements that that are reasonably required by the Trust or which have otherwise been reasonably requested by the Trust, In addition, CEHL has not knowingly withheld from the Trust any information, documents and agreements directly related to ownership of the Trust Units; and

      (l) MATERIAL CONTRACTS: The Trust will not become a party to or be otherwise bound by the Listed Material Contracts, there are no other Material Contracts and to CEHL's knowledge the Listed Material Contracts will not impose any obligations, Losses or Liabilities on the Trust.

5.3   LIMITATION OF REPRESENTATIONS AND WARRANTIES

      (a) Vendor makes no representations or warranties of any kind or nature, express or implied, at law or in equity except as expressly set forth in Sections 5.1 and 5.2, as applicable, and in particular, and without limiting the generality of the foregoing, Vendor hereby expressly negates and disclaims, and shall not be liable for, any and all representations or warranties which may have been made or alleged to have been made in any other document or instrument or in any statement or information made or communicated to Gas Corp., the Trust or their Related Parties in any manner, except for those expressly set forth in Sections 5.1 and 5.2, as applicable.

      (b) Vendor hereby expressly negates and disclaims, and shall not be liable for, any representations or warranties made or alleged to have been made to Gas Corp., the Trust or their Related Parties in this Agreement or otherwise with respect to any of the following matters:

            (i) except for the representations and warranties expressly set forth in Sections 5.1 and 5.2, as applicable, any data or information provided or made available to Gas Corp. or the Trust by Vendors' Representatives in the Data Room, on plant or site visits, in management presentations, in meetings with Vendors' management or employees or otherwise;

            (ii)   the value of the Assets or the future cash flow therefrom;

            (iii) except as expressly provided in Section 5.1, the Environmental condition of any lands or asset or any Environmental Liability;

            (iv) except as provided in Section 5.1, the quality, condition, fitness, merchantability or suitability of use for any purpose, of any tangible, depreciable equipment or property that forms part of the Assets;

            (v) any engineering or geological information or interpretations thereof or any economic evaluations;

            (vi)   except as provided in Section 5.1, title to the Assets;

            (vii) except as expressly provided in Section 5.1, any Liabilities or Claims related to the Assets or Operations; or

            (viii) the value of the Trust Units or the future distributions generated therefrom.

      (e) Gas Corp. acknowledges and confirms that except as expressly provided in this Agreement that: (i) it is acquiring the Assets on an "as is-where is" basis without representation and warranty; (ii) it has performed its own due diligence and it has not relied on any data, information, statement or advice provided to Gas Corp. or its Related Parties by Vendor or its Related Parties, and (iii) in agreeing to enter into and to consummate the Transaction, it has relied on its own: (A) inspections and evaluations of the Assets, the Environmental Liabilities and the Liabilities and obligations assumed by Gas Corp. pursuant to Section 6.4, and (B) due diligence on and evaluation of the Trust Units.

      (d) Except for its rights under this Agreement, each of Gas Corp. and the Trust hereby waives all rights and remedies (whether now existing or hereafter arising and including all common law, tort, contractual, equitable and statutory rights and remedies) against Vendor or its Related Parties in respect of any representations or statements made, or information or data furnished, to Gas Corp., the Trust or any of their Related Parties in connection herewith or otherwise (whether made or furnished by Vendor or any of its Related Parties or Third Parties and whether made or furnished orally or by electronic, faxed, written or other means).

5.4   REPRESENTATIONS AND WARRANTIES OF GAS CORP.

Gas Corp. represents and warrants to CCNGP that:

      (a) ORGANIZATION AND STANDING: Gas Corp. is an Alberta corporation, duly organized and validly subsisting under the laws of its jurisdiction or organization and is duly qualified under the jurisdictions in which it is required to be qualified in order for it to own the Assets;

      (b) CAPACITY, POWER, AUTHORIZATION, EXECUTION AND ENFORCEABILITY: Gas Corp. has the requisite power and authority to execute, delivery and perform its obligations under this Agreement and all the agreements, instruments and other documents contemplated hereby. The execution, delivery and performance of this Agreement and the acquisition of the Assets have been duly and validly authorized by any and all requisite actions and provided the Competition Act Approval is obtained, do not and will not result in any violation of, be in conflict with, or constitute a default under, its articles, charter, by-laws or other governing documents, as the case may be. This Agreement and any other agreement delivered in connection herewith, to which Gas Corp. is party, has been or will at the appropriate time be validly executed and delivered by Gas Corp. and constitute valid and binding obligations of Gas Corp. and provided the Competition Act Approval is obtained, will be enforceable against Gas Corp. in accordance with their terms, subject to (i) bankruptcy, insolvency, fraudulent preference, reorganization or other laws affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or equity);

      (c) NO CONFLICT: The execution and delivery of this Agreement are not, and, provided the Competition Act Approval is obtained and except for Customary Post Closing Consents, the acquisition of the Assets in accordance with the terms of this Agreement will not be, in material violation or breach of or in material conflict with or require any material consent, authorization or approval under:

            (i)   any term or provision of the constating documents of Gas
                  Corp.;

            (ii) any agreement, instrument, license, permit or other governmental authorization to which Gas Corp. is a party or by which Gas Corp. is bound; or

            (iii) any judgment, decree, order, statute, regulation, rule, or license applicable to Gas Corp. (other than Licence Transfer approvals);

      (d) RESIDENCY: Gas Corp. is not a non-Canadian for the purposes of the Investment Canada Act;

      (e) QUALIFICATION: At Closing, Gas Corp. shall meet all qualification requirements of Government Authorities to take such transfers, including the transfer of all Permits for all Wells, Facilities and Tangibles for which Vendor or an Affiliate is currently the operator or licensee and shall accede to, comply with and perform the requirements of such Government Authorities, acting reasonably;

      (f) LICENCEE LIABILITY RATING: Gas Corp. is, or at Closing, shall be, a registrant with the EUB and Purchaser's Licencee Liability Rating:

            (i)   is greater than or equal to one (1);

            (ii) shall, as a result of the acquisition of the Assets, be greater than or equal to one (1); and

            (iii) shall be greater than or equal to one (1) at the time the EUB considers approval of any specific conveyance documentation pursuant to this Agreement;

      (g) NO CLAIMS: There are no Claims (i) filed by, on behalf of, or against Gas Corp., or (ii) imposed by any Government Authority or regulatory body, in either case, whether or not insured and which may adversely affect Gas Corp.'s ability to acquire the Assets;

      (h) AVAILABILITY OF FUNDS: At Closing, Gas Corp. shall have sufficient cash, available lines of credit, or other sources of immediately available funds to enable Gas Corp. to make payment of the Adjusted Asset Purchase Price at Closing and all other amounts to be paid by Gas Corp. hereunder;

      (i) REGULATORY APPROVALS: Except for the Competition Act Approval, there are no regulatory approvals or rulings required to be obtained by Gas Corp. in respect of the acquisition of the Assets; and

      (j) NO FINDER'S FEE: Gas Corp. has not incurred any obligation or liability, contingent or otherwise, for broker's or finder's fees in respect of this Agreement or the acquisition of the Assets for which Vendor shall have any obligation or liability.

5.5   REPRESENTATIONS AND WARRANTIES OF THE TRUST

The Trust represents and warrants to CEHL that:

      (a) ORGANIZATION AND STANDING: The Trust is an Alberta trust, duly organized and validly subsisting under the laws of its jurisdiction or organization and is duly qualified under the jurisdictions in which it is required to be qualified in order for it to own the Trust Units;

      (b) CAPACITY, POWER, AUTHORIZATION, EXECUTION AND ENFORCEABILITY: The Trust has the requisite power and authority to execute, delivery and perform its obligations under this Agreement and all the agreements, instruments and other documents contemplated hereby. The execution, delivery and performance of this Agreement and the acquisition of the Trust Units have been duly and validly authorized by any and all requisite actions and provided the Competition Act Approval is obtained, do not and will not result in any violation of, be in conflict with, or constitute a default under, its articles, charter, by-laws or other governing documents, as the case may be. This Agreement and any other agreement delivered in connection herewith, to which the Trust is party, has been or will at the appropriate time be validly executed and delivered by the Trust and constitute valid and binding obligations of the Trust and provided the Competition Act Approval is obtained, will be enforceable against the Trust in accordance with their terms, subject to (i) bankruptcy, insolvency, fraudulent preference, reorganization or other laws affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or equity);

      (c) NO CONFLICT: The execution and delivery of this Agreement are not, and, provided the Competition Act Approval is obtained and except for Customary Post Closing Consents, the acquisition of the Trust Units in accordance with the terms of this Agreement will not be, in material violation or breach of or in material conflict with or require any material consent, authorization or approval under:

            (i) any term or provision of the constating documents of the Trust;

            (ii) any agreement, instrument, license, permit or other governmental authorization to which the Trust is a party or by which the Trust is bound; or

            (iii) any judgment, decree, order, statute, regulation, rule, or license applicable to the Trust;

      (d) RESIDENCY: The Trust is not a non-Canadian for the purposes of the Investment Canada Act;

      (e) NO CLAIMS: There are no Claims (i) filed by, on behalf of, or against the Trust, or (ii) imposed by any Government Authority or regulatory body, in either case, whether or not insured and which may adversely affect the Trust's ability to acquire the Trust Units;

      (f) AVAILABILITY OF FUNDS: At Closing, the Trust shall have sufficient cash, available lines of credit, or other sources of immediately available funds to enable the Trust to make payment of the Adjusted Trust Unit Purchase Price at Closing and all other amounts to be paid by the Trust hereunder;

      (g) PURCHASING AS PRINCIPAL: The Trust is purchasing the Trust Units as principal for its own account and not as agent for any other Persons;

      (h) REGULATORY APPROVALS: Except for the Competition Act Approval, there are no regulatory approvals or rulings required to be obtained by the Trust in respect of the acquisition of the Trust Units; and

      (i) NO FINDER'S FEE: The Trust has not incurred any obligation or liability, contingent or otherwise, for broker's or finder's fees in respect of this Agreement or the acquisition of the Trust Units for which Vendor shall have any obligation or liability.

                                   ARTICLE 6
                          LIABILITIES AND INDEMNITIES

6.1   VENDOR INDEMNITIES

Subject to Sections 6.3, 6.6, 6.7 and 6.9, Vendor shall:

      (a) be liable to Purchaser and its Related Parties for all Losses and Liabilities they suffer, sustain, pay or incur; and

      (b) indemnify and save Purchaser and its Related Parties harmless from and against all Claims made against them;

insofar as such Losses, Liabilities and Claims are a direct result of any Vendor Default; provided that Vendor shall not be liable to, or be required to indemnify and save harmless, Purchaser or any of its Related Parties pursuant to this Section 6.1 in respect of: (i) any representation or warranty in Sections
5.1 or Section 5.2 if Purchaser did not rely upon such representations or warranty; (ii) any Losses, Liabilities or Claims to the extent they result from a Purchaser Default; or (iii) Losses, Liabilities or Claims to the extent they are caused by or result from the gross negligence or wilful misconduct of Purchaser or its Related Parties.

6.2   PURCHASER'S INDEMNITIES

Subject to Section 6.8, Purchaser shall:

      (a) be liable to Vendor and its Related Parties for all Losses and Liabilities they suffer, sustain, pay or incur; and

      (b) indemnify and save harmless Vendor and its Related Parties from and against all Claims made against them;

insofar as such Losses, Liabilities and Claims are a direct result of any Purchaser Default; provided that Purchaser shall not be liable to, or be required to indemnify and save harmless, Vendor or any of its Related Parties pursuant to this Section 6.2 in respect of: (i) any representation or warranty in Sections 5.4 or 5.5 if Vendor did not rely upon such representation or warranty; (ii) any Losses, Liabilities or Claims to the extent they result from a Vendor Default; or (iii) Losses, Liabilities or Claims to the extent they are caused by or result from the gross negligence or wilful misconduct of Vendor or its Related Parties.

6.3   ENVIRONMENTAL LIABILITIES

Subject to Closing occurring, Purchaser hereby:

      (a) assumes and agrees to duly and punctually perform, pay and discharge;

      (b) agrees to be liable to Vendor and its Related Parties for all Losses and Liabilities they suffer, sustain, pay or incur in respect of; and

      (c) agrees to indemnify and save harmless Vendor and its Related Parties from and against all Claims made against them in respect of;

any and all past, present and future Environmental Liabilities, provided that Purchaser shall not be liable to, or required to indemnify and save harmless, Vendor or its Related Parties pursuant to this Section 6.3 in respect of Losses, Liabilities or Claims to the extent they result from a breach of the representation and warranty set forth in Section 5.1.

6.4   ASSUMED OBLIGATIONS

Subject to Closing occurring, Purchaser hereby:

      (a) assumes and agrees to duly and punctually perform, pay and discharge;

      (b) agrees to be liable to Vendor and its Related Parties for all Losses and Liabilities they suffer, sustain, pay or incur in respect of; and

      (c) agrees to indemnify and save harmless Vendor and its Related Parties from and against all Claims made against them in respect of the following:

      (d) all obligations related to the Assets required to be performed or observed after the Closing Date under Applicable Law or the Title and Operating Documents; and

      (e) all obligations and Liabilities relating to the Assets that arise from or relate to acts, omissions, events or circumstances occurring after the Closing Date, including Liabilities and Claims arising from or related to Operations conducted after the Closing Date;

provided that Purchaser shall not be liable to, or required to indemnify and save harmless, Vendor or its Related Parties pursuant to this Section 6.4 in respect of Losses, Liabilities or Claims to the extent they: (i) are caused by or result from the gross negligence or wilful misconduct of Vendor or any of its Related Parties; or (ii) result from a breach of a representation and warranty set forth in Sections 5.1 or 5.2.

6.5   POST-CLOSING EMPLOYMENT INDEMNITIES OF GAS CORP.

      (a) Gas Corp. shall assume, bear and discharge all obligations and Liabilities in respect of the employment of each Accepting Employee that accrue after such Accepting Employee commences employment with Gas Corp. (including all such obligations and Liabilities that result from the termination of the employment of an Accepting Employee after such Accepting Employee commences employment with Gas Corp.) and Gas Corp. shall indemnify and save harmless each of Vendor and its Related Parties from any Losses, Liabilities and Claims suffered, sustained, paid or incurred: (i) in respect of such obligations and Liabilities; (ii) with respect to the disclosure of Vendor's employee records or other records maintained by Vendor that have been provided to Gas Corp.; and (iii) with respect to employee evaluation, selection and offer actions taken after the date of this Agreement and during the Transition Period by Gas Corp. in connection with the Transaction.

      (b) Gas Corp. shall assume, bear and discharge all obligations and Liabilities in respect of each Accepting Consultant that accrue after such Accepting Consultant commences the provision of services to Gas Corp., and Gas Corp. shall indemnify and save harmless each of Vendor and its Related Parties from any Losses, Liabilities and Claims suffered, sustained, paid or incurred in respect of such obligations and Liabilities.

6.6   POST-CLOSING EMPLOYMENT INDEMNITIES OF VENDOR

      (a) Subject only to Purchaser's obligations pursuant to Sections 13.1(f) and 13.1(g), and without application of the limitations contained in
            Section 6.9, Vendor shall indemnify and save harmless Purchaser from and against all Losses and Liabilities that accrue in respect of the employment of the Listed Employees including without limitation Losses and Liabilities arising from a breach of Human Rights Legislation, related to severance, termination, notice or payment in lieu thereof or related to retention benefits to which such Listed Employees are entitled;

      (b) Subject only to Purchaser's obligations pursuant to Sections 13.1(f) and 13.1(g), and without application of the limitations contained in
            Section 6.9, Vendor shall indemnify and save harmless Purchaser from and against all Losses and Liabilities that accrue in respect of the Listed Consultants, including without limitation Losses and Liabilities arising from a breach of Human Rights Legislation, related to severance, termination, notice or payment in lieu thereof or related to retention benefits to which such Listed Consultants are entitled.

6.7   VENDOR'S ADDITIONAL INDEMNITIES

 Without application of the limitations contained in Section 6.9, Vendor hereby:

      (a) assumes and agrees to duly and punctually perform, pay and discharge;

      (b) agrees to be liable to Purchaser and its Related Parties for all Losses and Liabilities they suffer, sustain, pay or incur in respect of; and

      (c) agrees to indemnify and save harmless Purchaser and its Related Parties from and against,

all Losses and Liabilities in respect of the Claims and Security Interests set out and described in Schedule "D".

6.8   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

No Claim under Section 6.1 or Section 6.2 in respect of a representation or warranty in Sections 5.1, 5.2, 5.4 or 5.5 shall be made or be enforceable by a Party, whether by legal proceedings or otherwise, unless written notice of such Claim, with reasonable particulars, is given by such Party to the Party against whom such Claim is made within a period of 12 months from the Closing Date. No Claim shall be made by a Party in respect of the representations and warranties made by another Party in this Agreement except pursuant to this Article 6.

6.9   LIMITATIONS ON VENDOR LIABILITIES

Subject to Vendor's Liabilities and indemnities contained in Section 6.6:

      (a) Vendor shall not be liable to Purchaser or its Related Parties in respect of any individual Vendor Default unless the aggregate amount of the Losses and Liabilities suffered, sustained, paid or incurred by or made against Purchaser and its Related Parties in respect of such individual Vendor Default exceeds $2,000.000, and then only to the extent that the limitations on the Vendors' liability contained in Subsections 6.9(b) and 6.9(c) do not apply.

      (b) Vendor shall not be liable to Purchaser or its Related Parties in respect of any Vendor Defaults hereunder unless the aggregate amount of all of the Losses and Liabilities suffered, sustained, paid or incurred by Purchaser and its Related Parties in respect of all of such Vendor Defaults exceeds $15,000,000 and, in that event, Vendor shall be liable to Purchaser and its Related Parties for all Losses and Liabilities which exceed $15,000,000.

      (c) The aggregate liability of Vendor under this Agreement for all Losses and Liabilities of Purchaser and its Related Parties in respect of all Vendor Defaults shall be limited to fifty percent (50%) of the Purchase Price.

6.10  INDEMNIFICATION PROCEDURE-THIRD PARTY CLAIMS

The following procedures shall be applicable to any Claim by a Party (the "INDEMNITEE") for indemnification pursuant to this Agreement from another Party (the "INDEMNITOR") in respect of a Claim by a Third Party:

      (a) upon the Third Party Claim being made against or commenced against the Indemnitee, the Indemnitee shall promptly provide notice thereof to the Indemnitor. The notice shall describe the Third Party Claim in reasonable detail and indicate the estimated amount, if practicable, of the indemnifiable Liabilities and Losses that have been or may be sustained by the Indemnitee in respect thereof. If the Indemnitee does not give timely notice to the Indemnitor as aforesaid, then such failure shall only lessen or limit the Indemnitee's rights to indemnity hereunder to the extent that the defence of the Third Party Claim was prejudiced by such lack of timely notice;

      (b) if the Indemnitor acknowledges to the Indemnitee in writing that the Indemnitor is responsible to indemnify the Indemnitee in respect of the Third Party Claim pursuant hereto, the Indemnitor shall have the right to do either or both of the following:

            (i) assume carriage of the defence of the Third Party Claim using legal counsel of its choice and at its sole cost; and\or

            (ii) settle the Third Party Claim provided the Indemnitor pays the full monetary amount of the settlement and the settlement does not impose any restrictions or obligations on the Indemnitee; and

      (c) if the Indemnitor does not assume carriage of the defence of any Third Party Claim and/or settle the Third Party Claim, the Indemnitee shall be entitled to defend and/or settle the Third Party Claim. If it is determined that such Third Party Claim is a matter for which the Indemnitor should have indemnified the Indemnitee pursuant to this Agreement, the Indemnitee shall be entitled to reimbursement from the Indemnitor of all of its Losses and Liabilities associated with such Third Party Claim;

      (d) each Party shall cooperate with the other in the defence of the Third Party Claim, including making available to the other Party, its directors, officers, employees and consultants whose assistance, testimony or presence is of material assistance in evaluating and defending the Third Party Claim;

      (e) the Indemnitee shall not enter into any settlement, consent order or other compromise with respect to the Third Party Claim without the prior written consent of the Indemnitor, (which consent shall not be unreasonably withheld or delayed) unless the Indemnitee waives its rights to indemnification in respect of the Third Party Claim;

      (f) upon payment of the Third Party Claim, the Indemnitor shall be subrogatcd to all claims the Indemnitee may have relating thereto. The Indemnitee shall give such further assurances and cooperate with the Indemnitor to permit the Indemnitor to pursue such subrogated claims as reasonably requested by it; and

      (g) if the Indemnitor has paid an amount pursuant to the indemnification obligations herein and the Indemnitee shall subsequently be reimbursed from any source in respect of the Third Party Claim from any other Person, the Indemnitee shall promptly pay the amount of the reimbursement (including interest actually received) to the Indemnitor, net of Taxes required to be paid by the Indemnitee as a result of any such receipt.

6.11  CONSEQUENTIAL DAMAGES

In no event shall a Party be liable in respect of the covenants, agreements, representations, warranties and indemnities contained in this Agreement or in any certificate, agreement or other document furnished pursuant to this Agreement for consequential, indirect or punitive damages suffered, sustained, paid or incurred by another Party or its Related Parties.

                                   ARTICLE 7
                                  ADJUSTMENTS

7.1   ACCOUNTING ADJUSTMENTS

      (a) There will be an adjustment to the Asset Purchase Price equal to the net amount of the adjustments made pursuant to this Section 7.1.

      (b) Except as otherwise provided in this Article 7, the Parties will adjust and apportion all costs and revenues of every kind and nature incurred, payable or paid in respect of the Assets as at the Effective Time, including: capital and non-capital costs of Operations, proceeds from the sale of Production, royalties and Taxes (other than capital taxes and income taxes). Such adjustments shall be made on an accrual basis, in accordance with accepted Canadian oil and gas industry practices, subject to the provisions of this Article 7.

      (c) For purposes of the adjustments made pursuant to this Article 7, all costs incurred in connection with work performed or goods or services provided in respect of the Assets shall be deemed to have accrued as of the date the work was performed or the goods or services were delivered, regardless of the times such costs become payable.

      (d)   Production will be adjusted as follows:

            (i) Retained Production is not included in the Assets and will remain the property of CCNGP; and

            (ii) Production will be deemed to be sold on a first in first out basis.

      (e) Where CCNGP is the operator under a Title and Operating Document, CCNGP will be entitled to all overhead recoveries and operator's fees payable pursuant thereto for all periods up to the end of the calendar month in which the Closing occurs, but will not otherwise be entitled to reimbursement pursuant to this Agreement in respect of its overhead costs, subject to Section 8.4.

      (f) In the adjustments made pursuant to this Article 7, all rentals and similar payments, property taxes (including Alberta and Saskatchewan freehold mineral taxes, if applicable) and other periodic costs (other than capital taxes and income taxes) that relate to the Assets and are payable in respect of a period of time that straddles the Effective Time shall be apportioned between CCNGP and Gas Corp. on a per diem basis as of the Effective Time.

      (g) Except as provided in Subsection (e), there will be no adjustments for general and administrative expenses related to operating and maintaining CCNGP's head office in Calgary or for royalty tax credits or similar incentives that accrue to a Party because of financial or organizational attributes specific to it; provided that gas cost allowances (or similar cost allowances) shall not be considered incentives for these purposes.

      (h) A Thirteenth Month Adjustment shall be apportioned between CCNGP and Gas Corp. as at the Effective Time on the same basis (whether on a throughput, per diem or other basis) as the Thirteenth Month Adjustment is allocated to the parties to the Title and Operating Document under which it is made.

      (i) There will be no adjustment in favour of CCNGP on account of income taxes attributable to income from the Assets for the Interim Period.

      (j) There will be an adjustment in favour of Purchaser for any remaining, unpaid portion of the Distributions that Vendor was unable to calculate and include in the Adjusted Trust Unit Purchase Price.

      (k) There will be an interim cash adjustment to the Asset Purchase Price in favour of Purchaser in the amount of $5,000,000.

7.2   INTERIM STATEMENT OF ADJUSTMENTS

On or before five Business Days prior to the Closing Date, Vendor shall deliver to Purchaser an interim statement of all adjustments ("INTERIM STATEMENT OF ADJUSTMENTS") to be made pursuant to Section 7.1 in respect of the costs paid and revenues received by Vendor prior to Closing. The Interim Statement of Adjustments shall be prepared on the basis of Vendors' good faith estimate of the costs and revenues and Distributions paid or payable and received or receivable in respect of the Interim Period. Vendor shall make available to Purchaser all information reasonably necessary for Purchaser to understand and confirm the calculations in such statement and any amount deemed owing by one Party to another pursuant to the Interim Statement of Adjustments shall be used to calculate the payment made by Gas Corp. at Closing pursuant to Section 2.3.

7.3   POST CLOSING ADJUSTMENTS

      (a) Within 180 days following the Closing Date, the Parties shall cooperate in preparing, on the basis of information available within such period, a final statement of all adjustments and payments ("FINAL STATEMENT OF ADJUSTMENTS") to be made pursuant to Section
            7.1 and upon agreement on such adjustments, the net amount thereof shall be remitted by the Party who is obliged to make payment within thirty (30) days of determination of such net amount. If amounts are not paid when due, such amounts will thereafter bear interest until paid in accordance with Section 15.9.

      (b) During the 12 months after the calendar month in which Closing occurs, the Vendor and the Purchaser may have access to the records of the other Farty respecting the Assets for the limited purpose of calculating or verifying adjustments pursuant to this Article. Any such access shall be provided upon reasonable notice to the Party whose records are being examined, at such Party's offices during its normal business hours and shall be conducted at the sole expense of the examining Party.

      (c) After the adjustments pursuant to Section 7.3(a), further adjustments pursuant to this Article will be made as and when items arise, provided that, subject to Subsections 7.3(b) and 7.3(d) of this Section, the Parties shall not be obligated to make an adjustment more than 12 months after the calendar month in which Closing occurs, unless such adjustment has been specifically requested by written notice from one Party to the other Party prior to the expiry of the 12-month period or through an audit commenced within such 12-month period.

      (d) Notwithstanding Subsection 7.3(c), a Party will be required to make an adjustment pursuant to this Section more than 12 months after the calendar month in which Closing occurs if:

            (i) the adjustment arises from a Crown royalty audit commenced not later than 48 months after the calendar year in which Closing occurs and a written request for the adjustment is given by one Party to the other Party within one hundred and twenty
                  (120) days of the requesting Party's receipt of the results of the audit;

            (ii) the adjustment arises from a joint venture audit under a Title and Operating Document commenced not later than 26 months after the end of the calendar year in which Closing occurs and a written request for the adjustment is given by one Party to the other Party within one hundred and twenty (120) days of the requesting Party's receipt of the results of the audit; or

            (iii) the adjustment arises from a Thirteenth Month Adjustment within 12 months after the Closing Date and a written request for the adjustment is given by one Party to the other Party within One Hundred and Twenty (120) days of the requesting Party's receipt of the results of the Thirteenth Month Adjustment.

7.4 ARBITRATION

Any Party may, at any time, refer to arbitration a dispute between the Parties respecting the requirement for or the amount of an adjustment pursuant to the provisions of Section 15.1. The decision of the arbitrator shall be final and binding on the Parties and shall not be subject to review or appeal. All costs of the arbitration shall be borne by the Parties equally.

7.5 CASH CALLS, PREPAYMENTS AND DEPOSITS

      (a) Subject to Subsections 7.5(b) or 7.5(c) unexpended cash or security deposited by the Vendor to or with operators, Government Authorities or other Persons prior to the Effective Time to secure Vendors' obligations or as prepayments of costs or Liabilities shall not be included in the Assets and shall be returned to Vendor.

      (b) No later than three Business Days prior to Closing, provided that any associated Third Party consents or approvals have been obtained. Vendor may elect that any cash amount referred to in Subsection 7.5(a) be transferred to Gas Corp., in which event Vendor shall take all reasonable steps to transfer it to Gas Corp. and Gas Corp. shall agree to an adjustment to Vendor at Closing equal to the amount of such item.

      (c) At any time after Closing, provided that any associated Third Party consents or approvals have been obtained, Vendor may elect that any item referred to in Subsection 7.5(a) be transferred to Gas Corp., in which event Vendor shall take all reasonable steps to transfer such item to Gas Corp, and Gas Corp. shall make a payment to Vendor within three Business Days after such election is made, equal to the amount of such item.

      (d) At any time before or after Closing, Vendor may elect that any item referred to in Subsection 7.5(a) be refunded or returned by the Third Party or Government Authority who is holding it, in which event, the Parties will use all reasonable efforts to cause the Third Party or Government Authority to refund or return the item to Vendor and Gas Corp. shall provide a replacement for such item to the Third Party or Government Authority if it is necessary to do so to cause the Third Party or Government Authority to make the refund or return the item.

                                    ARTICLE 8
                    MAINTENANCE AND OPERATION OF THE ASSETS

8.1   MAINTENANCE OF ASSETS UNTIL CLOSING

From the date hereof until the Closing Date, CCNGP shall (to the extent that CCNGP is reasonably able to do so, having regard to the nature of CCNGP's interests in the Assets and the Title and Operating Documents):

      (a) maintain the Assets in a proper and prudent manner in accordance with good oilfield practices;

      (b) pay or cause to be paid all costs and expenses relating to the Assets which become due from the date hereof to the Closing Date; and

      (c) perform and comply in all material respects with all of its obligations under the Title and Operating Documents;

provided that where CCNGP is not the operator, CCNGP shall be obligated to do only that which a prudent non-operator would be expected to do in similar circumstances in accordance with accepted industry practices.

Upon the execution of this Agreement, at such times prior to Closing as the Parties may agree, representatives of Vendor and Purchaser shall meet in Vendor's offices in Calgary, Alberta to discuss Vendor's plans for drilling, reworking or other capital expenditure commitments with respect to the Assets, which proposed expenditures are in excess of $100,000 and are proposed to be incurred during the period between execution of this Agreement and Closing. At such meeting(s), Vendor's technical staff will present an overview of the proposed operations in reasonably sufficient detail to be evaluated by Purchaser, together with the proposed costs thereof. As soon as reasonably practicable thereafter, Purchaser will notify Vendor of any objections to the proposed operations presented by Vendor.

Upon execution of this Agreement, at Purchaser's direction, Vendor shall take all reasonable steps necessary to prepare for operations that Purchaser plans to conduct after Closing, including without limitation, submitting applications for Permits, obtaining necessary consents and arranging for the procurement of contractors, equipment and supplies.

8.2   CONSENT OF PURCHASER TO OPERATIONS BEFORE CLOSING

Subject to Section 8.1, CCNGP shall have the right to operate and maintain the Assets in accordance with good oilfield practices, provided that, notwithstanding Section 8.1, CCNGP shall not, without the written consent of Purchaser, which consent shall not be unreasonably withheld and which, if provided, shall be provided in a timely manner:

      (a) make any commitment or propose, initiate or authorize any single capital expenditure with respect to the Assets if the CCNGP's share thereof is in excess of $100,000, except in case of: (i) an emergency; or (ii) amounts which the CCNGP may be committed to expend, pursuant to an existing approved budget disclosed to Purchaser, or be deemed to authorize for expenditure without its consent;

      (b) surrender or abandon any of the Assets, except those which have become obsolete where the rights of CCNGP thereto have expired or terminated as disclosed in this Agreement or otherwise in the ordinary course of business;

      (c) amend or terminate any agreement or document to which the Assets are subject, or enter into any new agreement or commitment relating to the Assets, except in the ordinary course of business and subject to providing notice to Purchaser of such action(s) taken; or

      (d) sell, encumber or otherwise dispose of any of the Assets or any part or portion thereof, except for the Sale of Petroleum Substances in the ordinary course of business.

8.3   POST-CLOSING ACCOUNTING

With respect to Assets for which CCNGP is the operator, CCNGP shall invoice all joint interest owners for all billable costs attributable to such operations for those periods from the Effective Time until the end of the month after the month in which Closing occurs. All subsequent joint interest billings for such Assets shall be prepared and distributed by Purchaser. For a period of one (1) year after Closing, the Parties shall provide reasonable assistance to each other in the collection or recoupment of any overpayment or underpayment of accounts receivable related to the joint operation of the Assets.

8.4 TRANSITION PERIOD

During the Transition Period, which shall extend for approximately 8 weeks after the Closing Date, Vendor shall make available to Gas Corp. employees which Gas Corp. requests (such employees to be mutually agreed upon by the Parties) to facilitate an orderly transition of the operations of Vendor to Gas Corp., Gas Corp. shall be responsible to pay all costs and expenses associated with such employees to the extent that their activities relate to the operation of the Assets. For the avoidance of doubt, such costs and expenses shall include each employees' base salary, proportionate share of overtime (if applicable), transportation and parking allowances, statutory holiday pay and actual benefit burden (which includes vacation accrual) all to be determined in accordance with reasonable documentation to be supplied by Vendor. During the Transition Period, Gas Corp. shall have reasonable access to Vendor's office space and equipment, information technology hardware and software and services (subject to applicable contractual restrictions related thereto) and support from Transitional Employees and contractors, as reasonably required. Without restriction, Gas Corp. shall be responsible to pay all reasonable costs and expenses associated with office space and equipment, information technology hardware and software and services during the Transition Period to the extent that these costs relate to the operation of the Assets.

8.5   CCNGP AS AGENT

Until Gas Corp. is novated into the Title and Operating Documents to which the Assets are subject, CCNGP shall act as the Gas Corp.'s agent to receive notices and information and serve notices as Gas Corp. reasonably and lawfully directs and shall carry out Gas Corp.'s instructions in relation to the maintenance and operation of the Assets. Gas Corp. shall be liable to CCNGP and shall, in addition, indemnify each of CCNGP and its Related Parties from and against, all Losses, Liabilities and Claims suffered, sustained, paid or incurred by CCNGP or its Related Parties or made against them in relation to acts or omissions of CCNGP in its capacity as agent of the Gas Corp. under this Section 8.5, except to the extent such acts or omissions are caused by or result from CCNGP's or any of its Related Parties' gross negligence or wilful misconduct. An act or omission will not be regarded as gross negligence or wilful misconduct under this Article 8 to the extent that it was done or omitted to be done in accordance with Gas Corp.'s instructions or concurrence.

                                    ARTICLE 9
                            RIGHTS OF FIRST REFUSAL

9.1   RIGHT OF FIRST REFUSALS

      (a) Vendor and Gas Corp. acknowledge that the some of the Assets are subject to the Rights of First Refusal as set forth in Schedule "K". Within five Business Days after the date hereof, Vendor shall provide to Gas Corp. a written list setting forth the Assets ("ROFR ASSETS") which are subject to each Right of First Refusal. Within three Business Days after its receipt of such list, Gas Corp. shall provide Vendor, in good faith and on a reasonable basis, a written statement setting forth the portion of the Asset Purchase Price it proposes to allocate to the ROFR Assets that are subject to each Right of First Refusal. The Parties will consult with respect to the allocations as appropriate in the circumstances. Promptly after such allocations are determined, Vendor shall send notices to the Persons (and Purchaser) holding Rights of First Refusal in accordance with the terms of the Right of First Refusal. Such notices shall use the allocations provided by Gas Corp. to Vendor. Gas Corp. shall be liable to Vendor and its Related Parties for, and shall, in addition, indemnify Vendor and its Related Parties from and against, all Losses, Liabilities and Claims suffered, sustained, paid or incurred by, or made against, them as a result of, arising out of, or in connection with, the use of such allocations in respect of the Rights of First Refusal. Vendor shall notify Gas Corp. forthwith upon each Person exercising or waiving a Right of First Refusal.

      (b)   If any Person elects to exercise a Right of First Refusal prior to
            Closing:

            (i) the terms "ASSETS", "FACILITIES", "MISCELLANEOUS INTERESTS", "PETROLEUM AND NATURAL GAS RIGHTS", "TANGIBLES" and "WELLS" will be deemed to have been amended to reflect the exclusion of the ROFR Assets to which the Right of First Refusal applies and such ROFR Assets shall not be conveyed to Gas Corp. and the Schedules hereto will be deemed to be amended accordingly;

            (ii) the Asset Bid Price shall be reduced by the value allocated in accordance with Section 9.1(a) to such ROFR Assets and the adjustments will be revised accordingly; and

            (iii) Vendor shall promptly amend or revise any filings with
                  Government Authorities in connection herewith or any documentation or material provided with or pursuant to such filings to reflect the amended definition of the Assets and the amended Purchase Price and adjustments and Gas Corp. shall co-operate with Vendor in such amendments and revisions.

      (c)   If at the Closing Date there is a Right of First Refusal which:

            (i) has not been exercised, but has not been extinguished by lapse of time, waiver or otherwise; or

            (ii) is subject to an outstanding Third Party Claim that challenges the validity of the notice in respect thereof served in accordance with Section 9.1(a):

            (an "OUTSTANDING ROFR"), the Parties will proceed with Closing in accordance with the other provisions of this Agreement on the basis that the Outstanding ROFR has been extinguished and without any reduction in the Asset Bid Price and Gas Corp. shall be responsible for addressing any Third Party Claim associated with the value attributed to the ROFR Assets by Gas Corp. and shall indemnify and hold harmless Vendor from any Claims associated therewith.

                                   ARTICLE 10
                              PRE-CLOSING MATTERS

10.1  PRODUCTION OF DOCUMENTS

      (a) At all reasonable times from the date hereof until the Closing Date, Vendor shall make available to Purchaser and Purchaser's Representatives, subject to contractual restrictions of Third Parties relative to disclosure, in Vendors' offices in Calgary, the following information pertaining to the Assets and the Trust Units which are in Vendors' or any of their Affiliates' possession or control, including:

            (i) any agreement and document to which the Assets or the Trust Units are subject or to which the applicable Vendor is a party or by which the Vendor is bound and relate to the Assets or Trust Units, as applicable, including agreements for the contract operation of the Assets or any of them; and

            (ii) all documents and information relevant to Environmental Liabilities related to the Assets (if any).

      (b) Prior to Closing, Purchaser and its Representatives shall keep confidential all such information disclosed to it by Vendor in accordance with the Confidentiality Agreement.

                                   ARTICLE 11
                                  TITLE REVIEW

11.1  NOTICE OF TITLE DEFECTS

      (a) No later than the last day of the Examination Period, Purchaser may notify Vendor in writing of Title Defects. Such notice (a "TITLE DEFECT NOTICE") shall include a detailed description of each Title Defect and the Scheduled Assets affected thereby, the amount (in Purchaser's reasonable opinion) by which the value of the Assets has been reduced by the Title Defect (the "TITLE DEFECT VALUE") and Purchaser's requirements for remedying such Title Defect.

      (b) In determining a Title Defect Value, only the reduction in the value of the Assets adversely affected by the Title Defect shall be taken into account.

      (c) Failure to provide a Title Defect Notice in respect of a Title Defect in accordance with this Section 11.1 prior to expiration of the Examination Period shall be deemed to be a waiver by Purchaser of such Title Defect for the purposes of this Agreement.

11.2  CURING, INDEMNIFICATION AND UNCURED TITLE DEFECTS VALUE

      (a) Between its receipt of a Title Defect Notice and the third Business Day prior to the Closing Date, Vendor shall have the obligation to make reasonable commercial efforts to cure the Title Defect.

      (b)   In this Agreement:

            (i) "UNCURED TITLE DEFECT" means a Title Defect described in the Title Defect Notice other than a Title Defect which:

                  (A) is cured to the reasonable satisfaction of Gas Corp. on or before three Business Days before the Closing Date;

                  (B)   is waived by Gas Corp.; or

                  (C)   has a Title Defect Value of less than $ 1,000,000; and

            (ii) "UNCURED TITLE DEFECTS VALUE" means the aggregate amount of the Title Defects Value of all Uncured Title Defects under this Agreement.

11.3  UNCURED TITLE DEFECTS

      (a)   If there are Uncured Title Defects:

            (i) if the Uncured Title Defects Value is equal to or less than five (5%) percent of the Asset Bid Price, the Parties shall complete the purchase and sale of the Assets pursuant hereto without adjustment to the Purchase Price on account of such Title Defects;

            (ii) subject to Subsections 11.3(a)(iii) and 11.3(b), if the aggregate Uncured Title Defects Value in respect of the Assets is greater than the five (5%) percent of the Asset Bid Price, the Asset Bid Price shall be reduced in respect of the Assets by the amount by which the Uncured Title Defects Value in respect of the Assets exceeds five (5%) percent of the Asset Bid Price;

            (iii) subject to Subsection 11.3(b), if the aggregate of the Uncured
                  Title Defects Value for the Assets under this Agreement exceeds fifteen percent (15%) of the Asset Bid Price, either Vendor or Purchaser may terminate this Agreement upon written notice to the other Parties at or before Closing (but not thereafter), in which case Subsection 2.4(d) shall be applicable and the Parties shall have no further obligation to each other under this Agreement.

      (b) Notwithstanding Subsections 11.3(a)(ii) and 11,3(a)(iii), if the Uncured Title Defects Value is greater than five (5%) percent of the Asset Bid Price and the Parties agree to delay Closing:

            (i) Vendor shall make reasonable attempts to cure or remove the Uncured Title Defects prior to the new Closing Date; and

            (ii) The provisions of Sections 11.2, 11.3 and 11.4 shall again be applicable.

11.4  DISPUTES

      (a) If there is a bona fide, good faith dispute (a "DISPUTE") between the Parties regarding:

            (i)   the existence of a Title Defect;

            (ii)  whether a Title Defect has been cured; or

            (iii) a Title Defects Value,

            (iv) which results in uncertainty as to whether there should be an adjustment to the Asset Purchase Price pursuant to Section 113(a)(ii) or the amount of such adjustment or whether the Parties have the right to terminate this Agreement pursuant to Subsection 11.3(a)(iii), then any Party may give notice (a "DISPUTE NOTICE") of such dispute to the other Parties not later than the Business Day prior to the date the Closing would have occurred but for such Dispute (the "ORIGINAL CLOSING DATE") specifying the Dispute in reasonable detail. A Dispute Notice may relate to more than one Dispute.

      (b) If a Dispute Notice in respect of the existence or curing of a Title Defect or the amount of a Title Defect Value is not delivered by any Party, the last written statement of Purchaser's position in respect thereof shall be binding on the Parties for all purposes of this
            Article 11.

      (c) All Disputes raised in the Dispute Notices shall be submitted to Sproule & Associates ("SPROULE"), or such other firm as may be agreed to by the Parties if Sproule cannot or will not accept the engagement (the "TITLE EVALUATOR"). If Sproule is not the Title Evaluator and the Parties have not agreed on the Title Evaluator prior to the Original Closing Date, either of them may apply to the Court of Queen's Bench of Alberta at any time thereafter (unless the Parties have subsequently agreed on the Tile Evaluator) to appoint a Title Evaluator.

      (d) Vendor shall cause the submission of Disputes to the Title Evaluator by promptly delivering copies of all of the Dispute Notices to the Title Evaluator together with written instructions that:

            (i) the Title Evaluator may retain legal counsel of its choice to advise the Title Evaluator on the legal aspects of the Dispute, provided that such counsel does not have a conflict of interest preventing it from providing such advice;

            (ii) if the Dispute relates to the amount of the Title Defect Value, the Title Evaluator, in accordance with good engineering and evaluation practices, shall select as the Title Defects Value either the value submitted by Vendor or the value submitted by Purchaser and not a compromise or other value; and

            (iii) its determination must be completed within 21 Business Days from the date of submission of the Dispute.

            (iv) The Disputes shall be submitted to the Title Evaluator not later than the Original Closing Date, provided that if Sproule is not the Title Evaluator, the submission will be made not later than the Business Day after the Title Evaluator is selected.

      (e) Within 7 Business Days after the date the Disputes arc submitted to the Title Evaluator (the date the Disputes are submitted to the Title Evaluator is referred to herein as the "SUBMISSION DATE"), each Party shall submit to the Title Evaluator and the other
            Parties:

            (i) a statement of its position with respect to each Dispute, including its estimate of each Title Defect Value that is in dispute; and

            (ii)  any information or documentation supporting such estimate

            (collectively, a "SUPPORTING STATEMENT").

      (f) If only one Party timely submits a Supporting Statement in respect of a Dispute, then the Title Evaluator shall select as the resolution of that Dispute the submission set forth in that Supporting Statement.

      (g) If both Vendor and Purchaser timely submit a Supporting Statement in respect of a Dispute, each Party shall have the right to submit to the Title Evaluator and the other Parties, not later than 12 Business Days after the Submission Date, a reply ("Reply") to the other Party's Supporting Statement.

      (h) The Title Evaluator's determination shall be made on the basis of the Supporting Statements, the Replies and any evidence introduced and arguments made during a hearing, if there is a hearing.

      (i) The Title Evaluator shall make its determination with respect to all Disputes submitted to it within 21 Business Days of the Submission Date.

      (j) If any Disputes are submitted to the Title Evaluator, the Closing Date shall be extended automatically to the date that is five Business Days after the Title Evaluator's decision has been given to the Parties.

      (k) If, after taking into account the determination of the Title Evaluator, the aggregate Uncured Title Defects Value exceeds 15% of the Asset Bid Price, each Party shall have the right to elect to terminate this Agreement pursuant to Section 11.3(a)(iii) not later than 3 Business Days prior to the Closing Date as extended pursuant to Subsection 11.4(j).

      (1) Except as provided in this Section, any submission of a Dispute to the Title Evaluator pursuant hereto shall be conducted in accordance with the provisions of the Arbitration Act (Alberta).

      (m) The Vendor and the Purchaser shall each be responsible for one-half (1/2) of the fees and reimbursable costs and expenses incurred by the Title Evaluator and each Party shall be responsible for its owns costs and expenses associated with the arbitration.

                                   ARTICLE 12
                          ACCESS TO BOOKS AND RECORDS

12.1  ACCESS TO INFORMATION

      (a) After Closing and subject to contractual restrictions in favour of Third Parties relative to disclosure, Purchaser shall, upon request from Vendor, provide reasonable access to Vendor at Purchaser's offices during its normal business hours to the agreements and documents to which the Assets and the Trust Units are subject and the contracts, agreements, records, books, documents, licenses, reports and data included in the Miscellaneous Interests (including Title and Operating Documents) which are then in the possession of Purchaser and to make copies thereof, as Vendor may require for purposes relating to its ownership of the Assets and the Trust Units prior to the Closing Date (including taxation matters and Liabilities and Claims that arise from or relate to acts, omissions, events, circumstances or Operations prior to the Closing Date), including for purposes of:

            (i)   audits relating to periods prior to the Closing Date;

            (ii)  Taxes relating to periods prior to the Closing Date;

            (iii) matters relating to Listed Employees relating to a period prior to the Closing Date or a matter occurring prior to the Closing Date;

            (iv) compliance with Applicable Law in respect of a period prior to the Effective Time or any matter occurring prior to the Closing Date; or

            (v) any Claim commenced or threatened by any Third Party against Vendor or Related Parties.

      (b) If Purchaser disposes of any of the Assets or the Trust Units to a Third Party, Purchaser will take reasonable steps to enable Vendor to have continued reasonable access to those materials, provided that Purchaser will not be required to retain copies of those materials following any such disposition.

12.2  MAINTENANCE OF INFORMATION

All of the information, materials and other records delivered to Purchaser pursuant to the terms hereof shall be maintained in good order and good condition and kept in a reasonably accessible location by Purchaser and its Affiliates for a period of 4 years from the Closing Date or for any longer period as may be required under Applicable Law (the "RETENTION PERIOD").

                                   ARTICLE 13
                               EMPLOYMENT MATTERS

13.1  LISTED EMPLOYEES, LISTED CONSULTANTS AND TRANSITION

      (a) On or about August 6, 2004, Vendor shall provide to Purchaser the names and titles of all Employees who may be available to Gas Corp. (the "LISTED EMPLOYEES") along with other relevant employment information as may be mutually agreed.

      (b) On or about August 6, 2004, Vendor shall provide a written list to Purchaser setting forth the names, rates, description of services and term of contract of those consultants who may be available to Gas Corp. (the "LISTED CONSULTANTS") and other information as may be mutually agreed.

      (c) It is agreed that the status and termination date of all Listed Employees and Listed Consultants will be determined and communicated to all Listed Employees and Listed Consultants on or before Closing.

      (d) From the Listed Employees and Listed Consultants, on or before August 27, 2004 Gas Corp. and Vendor will mutually agree on those persons required during the Transition Period for necessary operational and administrative requirements (the "TRANSITIONAL EMPLOYEES" and the "TRANSITIONAL CONSULTANTS" respectively). It is agreed that the length of transitional service shall not extend beyond October 28, 2004. Vendor agrees to make reasonable efforts to retain those mutually identified Transitional Employees and Transitional Consultants for Gas Corp. and to make such Transitional Employees and Transitional Consultants available to the extent necessary to complete the orderly transition of the operation of the Assets during the Transition Period. Vendor shall pay all retention benefits payable to the Transitional Employees and the Transitional Consultants upon Closing. Vendor shall not pay any severance amounts to any Transitional Employee or Transitional Consultant until such time as the relevant Transitional Employee or Transitional Consultant is severed.

      (e) All Listed Employees and Listed Consultants not identified as Transitional Employees or Transitional Consultants will be terminated by Vendor at Vendor's expense.

      (f) Gas Corp. shall reimburse to Vendor all costs and expenses associated with the Transitional Employees and Transitional Consultants in accordance with Section 8.4 and this Section 13.1(f). At any time, Gas Corp. may by notice to Vendor advise Vendor that it no longer requires the services of any Transitional Employee or Transitional Consultant and, two weeks after the receipt of such notice by Vendor, Gas Corp. shall have no further obligation to reimburse Vendor for costs and expenses associated with that Transitional Employee or Transitional Consultant. Vendor shall terminate all remaining Transitional Employees and Transitional Consultants at Vendor's expense.

      (g) On or before August 27, 2004, Gas Corp. shall post the employment and consulting positions that it proposes to fill for the purpose of operating and maintaining the Assets. Any Listed Employee or Listed Consultant may apply for any of such positions by submitting to Gas Corp. a resume and a consent to the release of their resume and performance evaluations. Upon the receipt of a Listed Employee's or Listed Consultant's resume and duly executed consent, Vendor shall provide the released information to Gas Corp. and shall otherwise advise Gas Corp. in the evaluation and assessment of Listed Employee or Listed Consultant. On or before September 17, 2004, Gas Corp. may make offers of employment or consulting offers ("OFFERS") to any Listed Employee or Listed Consultant effective as mutually agreed between the parties Gas Corp. shall reimburse Vendor for all severance or termination payments made to the Listed Employees and Listed Consultants who accept Offers within six months of Closing (the "ACCEPTING EMPLOYEES AND ACCEPTING CONSULTANTS", respectively). Such reimbursement shall be made upon the receipt by Gas Corp of payroll documentation from the Vendor evidencing payment to all Accepting Employees, provided that under no circumstances whatsoever shall Gas Corp. be obligated to reimburse Vendor for the cost of retention benefits payable to Listed Employees or Listed Consultants.

      (h) Upon execution of this Agreement, Vendor shall make reasonable efforts to provide Gas Corp. access to Applicants for interview purposes during normal working hours commencing on August 17, 2004.

      (i) If Gas Corp. hires a Listed Employee that was not hired in accordance with this Article 13, prior to the expiry of six (6) months from the Closing Date, Gas Corp. shall reimburse Vendor for the severance costs paid to such Listed Employee on a pro rata basis.

13.2  COVENANT REGARDING PRIVACY

Gas Corp. covenants and agrees to use and disclose Personal Information only for those purposes for which the Personal Information was initially collected from or in respect of the individual to which such Personal Information relates, unless:

      (a) Vendor or Gas Corp. has first notified such individual of such additional purpose, and where required by Applicable Law, obtained the consent of such individual to such additional purpose; or

      (b) such use or disclosure is permitted or authorized by Applicable Law, without notice to, or consent from, such individual.

                                   ARTICLE 14
                               LICENCE TRANSFERS

14.1  LICENCE TRANSFERS

      (a) Within ten (10) Business Days following Closing, CCNGP shall prepare and where applicable, electronically submit an application to the Government Authorities for the Licence Transfers and Gas Corp. shall, where applicable, electronically ratify and sign such application.

      (b) Should any Government Authority deny the Licence Transfers because of misdescription or other minor deficiencies in the application, CCNGP shall within four (4) Business Days correct the application and amend and re-submit an application for the Licence Transfers and Gas Corp. shall, where applicable, electronically ratify and sign such application.

      (c) If, for any reason, a Government Authority requires a Party to make a deposit or furnish any other form of security in order to approve the Licence Transfers, such Party shall and covenants to immediately either (i) make such deposit; or (ii) furnish such other form of security as the Government Authority requires.

      (d) If a Party (the "DEFAULTING PARTY") fails to make a deposit or furnish security it is required to make or furnish under Section 14.1(c) within ten (10) days of the Defaulting Party's receipt of notification from the Government Authority that such deposit or security is required, the other applicable Party (the "NON-DEFAULTING PARTY") shall have the right to make such deposit or furnish such security. In such event, the Defaulting Party shall (as applicable) reimburse the amount of such deposit or the costs of such security to the Non-Defaulting Party plus interest thereon at the Prime Rate plus 2% from the date such deposit or security is made or furnished by the Non-Defaulting Party until such reimbursement is made and, in the case of security, cause the security to be returned to the Non-Defaulting Party as soon as possible and indemnify the Non-Defaulting Party for the amount and costs of any draws on the security plus interest thereon at the Prime Rate plus 2% from the date such draw is made until such indemnification is made. In addition to all other rights to enforce such reimbursement otherwise available to the Non-Defaulting Party, it shall have the right to set-off the amount of such reimbursement or indemnification (including interest) against other monies due to the Defaulting Party pursuant to this Agreement.

      (e) Should Gas Corp. fail to perform the obligations requested, ordered or directed by a Government Authority respecting Environmental Liabilities within the time specified by the Government Authority and the Government Authority declines to approve a Licence Transfer as a result thereof, CCNGP shall be entitled to enter upon and access the Assets to perform such obligations for and on behalf of Gas Corp., without liability to Gas Corp. for trespass or otherwise and Gas Corp. shall reimburse CCNGP for all costs, charges and expenses incurred by CCNGP in the performance of such obligations, by payment thereof to CCNGP, within thirty (30) days of CCNGP's delivery to Gas Corp. of an invoice for such costs, charges and expenses together with interest thereon at the Prime Rate plus 2% from the date such costs, charges or expenses are paid by CCNGP until such reimbursement is made.

      (f) If a Permit in respect of Assets which is currently in the name of CCNGP or one of its Affiliates because it is the operator is transferred to Gas Corp. and a Third Party becomes the operator of the relevant Assets, the transferee will promptly do all commercially reasonable acts to transfer such Permit to such Third Party.

                                   ARTICLE 15
                                    GENERAL

15.1  DISPUTE RESOLUTION

The Parties will attempt to resolve any dispute arising hereunder through consultation and negotiation in good faith. If those attempts fail, and the Parties agree to refer the dispute to binding arbitration for final resolution or if a provision of this Agreement provides that a dispute will be resolved by binding arbitration, the arbitration will be conducted under the National Arbitration Rules of The ADR Institute of Canada Inc.

15.2  COSTS AND EXPENSES

Except as specifically provided herein, all legal and other costs and expenses in connection with this Agreement and the Transaction shall be paid by the Party which incurred the same.

15.3  FURTHER ASSURANCES

From time to time, as and when reasonably requested by any Party, the other Parties shall execute and deliver or cause to be executed and delivered all such documents and instruments and shall take or cause to be taken all such further or other actions to implement or give effect to the Transaction, provided such documents, instruments or actions are consistent with the provisions of this Agreement and accepted industry practices. All such further documents, instruments or actions shall be delivered or taken at no additional consideration other than reimbursement of any expenses reasonably incurred by the Party providing such further documents or instruments or performing such further acts, by the Party at whose request such documents or instruments were delivered or acts performed.

15.4  NO MERGER

There shall not be any merger of any of the covenants, representations, warranties and indemnities contained in this Agreement in any of the Specific Conveyances or any other document or instruments delivered pursuant hereto, at or after Closing, notwithstanding any rule of law, equity or statute to the contrary and such rules are hereby waived. Each Party will have full right of substitution and subrogation in and to all covenants and warranties by Third Parties previously given or made in respect of the Assets or any part thereof to the extent the provisions of the contracts or other arrangements with the Third Parties so permit.

15.5  ENTIRE AGREEMENT

The provisions contained in any and all documents and agreements collateral hereto (including Specific Conveyances) shall at all times be read subject to the provisions of this Agreement and, in the event of conflict, the provisions of this Agreement shall prevail. This Agreement supersedes all other agreements, documents, writings and verbal understandings among the Parties relating to the subject matter hereof, other than the Confidentiality Agreement and the Title and Operating Documents, and other than the Confidentiality Agreement and the Title and Operating Documents, expresses the entire agreement of the Parties with respect to the subject matter hereof. In the event of a conflict between the terms of this Agreement and the terms of the Confidentiality Agreement or the Title and Operating Documents, the terms of this Agreement shall govern.

15.6  GOVERNING LAW

This Agreement shall, in all respects, be subject to, interpreted, construed and enforced in accordance with and under the laws of the Province of Alberta and the laws of Canada applicable therein and shall, in all respects, be treated as a contract made in the Province of Alberta, provided that this does not affect the obligation of the Parties to comply with Applicable Law respecting any Assets located outside of the Province of Alberta. Except as provided in Sections 7.4, 11.4 and 15.1, the Parties irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of Alberta and courts of appeal therefrom in respect of all matters arising out of or in connection with this Agreement.

15.7  SIGNS AND NOTIFICATIONS

Within 60 days following Closing, Gas Corp. shall remove any signage which indicates CCNGP's ownership or operation of the Assets. It shall be the responsibility of Gas Corp. to erect or install any signage required by Government Authorities indicating Gas Corp. to be the owner or operator of the Assets.

15.8  NO TRANSFER OF OPERATORSHIP

Nothing in this Agreement will be interpreted as an assignment of CCNGP's rights as operator of any of the Assets under the Title and Operating Documents or as any assurance by CCNGP that Gas Corp. will be able to serve as operator of any of the Assets at or after Closing. Notwithstanding the foregoing, CCNGP shall provide commercially reasonable cooperation as Gas Corp. may request to assist Gas Corp. in acquiring operatorship of any of the Assets for which CCNGP or any of its Affiliates is currently the operator.

15.9  INTEREST ACCRUES ON AMOUNTS OWING

Any amount owing to a Party by another Party hereunder after Closing and remaining unpaid will bear interest, compounded and computed monthly at the rate of one percent (1%) per annum above the Prime Rate, from the day that the amount was due to be paid until the day it is paid, regardless of whether the Party has given the other Party prior notice of the accrual of interest hereunder.

15.10 ASSIGNMENT

Prior to Closing, without in any manner whatsoever affecting Article 16, this Agreement may be assigned by Vendor in its sole and unfettered discretion to an Affiliate, provided that no such assignment shall effect Purchaser's rights to acquire the Assets and the Trust Units in accordance with the terms of this Agreement.

Prior to Closing, this Agreement may not be assigned by Purchaser without the prior written consent of Vendor, which consent may be unreasonably and arbitrarily withheld. This Agreement shall be binding upon and shall enure to the benefit of the Parties and their respective administrators, trustees, receivers, successors and permitted assigns. No Person other than the Parties and their successors and permitted assigns shall be entitled to any rights or benefits hereunder.

15.11 TIME OF ESSENCE

Time shall be of the essence in this Agreement.

15.12 NOTICES

The addresses for service of the Parties shall be as follows:

      CCNGP:      CALPINE CANADA NATURAL GAS PARTNERSHIP
                  2900 - 240 - 4th Avenue SW
                  Calgary, AB T2P 4H4

                  Attention:  Vice President and Managing Counsel

                  Fax:        (403) 750-3300

      CEHL:       CALPINE ENERGY HOLDINGS LIMITED
                  2900 - 240 - 4th Avenue SW
                  Calgary, AB T2P 4H4

                  Attention:  Vice President and Managing Counsel

                  Fax:        (403) 750-3300

      Calpine:    CALPINE CORPORATION
                  2900 - 240 - 4th Avenue SW
                  Calgary, AB T2P 4H4

                  Attention:  c/o Vice President and Managing Counsel

                  Fax:        (403) 750-3300

      Gas Corp.:  PRIMEWEST GAS CORP.
                  4700, 150-6th Avenue S. W.
                  Calgary, Alberta
                  T2P 3Y7

                  Attention: Vice President, Business Development
                  Fax:        (403) 699-7411

      The Trust:  PRIMEWEST ENERGY TRUST
                  c/o PrimeWest Energy Inc.
                  4700, 150 - 6th Avenue S. W.
                  Calgary, Alberta
                  T2P 3Y7

                  Attention:  Vice President, Business Development

                  Fax:        (403) 699-7411

Any notice, communication and statement required, permitted or contemplated hereunder shall be in writing and sent by personal service or facsimile and shall be deemed received when delivery or reception of the transmission is complete except that, if such delivery or transmission is sent on a Saturday, Sunday or day when the receiving Party's office is not open for the regular conduct of business, or on or after 4:00 p.m., such notice or communication shall be deemed to be received on the next Business Day that such office is open for the regular conduct of business. A Party may from time to time change its address for service or its fax number or both by giving written notice of such change to the other Parties at its above address.

15.13 INVALIDITY OF PROVISIONS

In case any of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

15.14 WAIVER

Except as otherwise provided in this Agreement, no failure on the part of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any right or remedy in law or in equity or by statute or otherwise conferred. Except as otherwise provided in this Agreement, no waiver of any provision of this Agreement, including, this Section 15.14, shall be effective otherwise than by an instrument in writing dated subsequent to the date hereof, executed by a duly authorized representative of the Party making such waiver.

15.15 AMENDMENT

Except as provided in Section 9.1 and Section 15.13, this Agreement shall not be varied in its terms or amended by oral agreement or otherwise other than by an instrument in writing dated subsequent to the date hereof, executed by a duly authorized representative of each Party.

15.16 AGREEMENT NOT SEVERABLE

This Agreement extends to the whole of the Assets and the Trust Units and is not severable without Purchaser's express written consent or as otherwise herein provided. Notwithstanding the foregoing, and for certainty, the Parties acknowledge and agree that if the purchase and sale of the Trust Units does not proceed to Closing, subject to the provisions of this Agreement, the Parties shall proceed with the Closing of the purchase and sale of the Assets and in such circumstances, this Agreement shall be amended accordingly.

15.17 PUBLIC ANNOUNCEMENTS

No Party will make any press release or other public announcement respecting this Agreement without the consent of the other Parties except to the extent another Party unreasonably withholds or delays consent and the Party desiring to make the press release or other public announcement is advised by its counsel that the release or announcement is required to comply with any Applicable Law or the rules of any listing authority or stock exchange with which the disclosing Party is bound to comply. A Party which proposes to make such a public disclosure shall, to the extent reasonably possible, provide the other Parties with a draft of such statement at least 5 Business Days prior to its release to enable the other Parties to review such draft and advise of any comments it may have with respect thereto. The Party proposing to make the public disclosures will not unreasonably refuse to incorporate the requested changes in the public announcement except to the extent its counsel advises that doing so will result in non-compliance with Applicable Law or the rules of the applicable listing authority or stock exchange.

15.18 COUNTERPART EXECUTION

This Agreement may be executed by facsimile and in counterpart, no one copy of which need be executed by all Parties, provided that any Party executing by facsimile shall promptly provide the other Parties with an original of its signed execution page of this Agreement. A valid and binding contract shall arise if and when counterpart execution pages (including as may be delivered by facsimile) are executed and delivered by all Parties.

15.19 PRICE SHARING

Vendor and Purchaser agree to a price sharing mechanism with respect to the sales of natural gas by Purchaser to Vendor after the Effective Date. With respect to such sales of natural gas by Purchaser, if the simple average of the actual price received for the sale of each mmbtu of natural gas by Purchaser pursuant to and in accordance with the Call on Production Agreement exceeds the prices set out herein for the applicable time period (inclusive from July 1, 2004 to and including December 31, 2006) Vendor and Purchaser shall be entitled to share 50% of all sale proceeds from the natural gas where such sale proceeds exceed the product of the specific identified prices, in $/mmbtu at AECO, plus $1.00/mmbtu multiplied by the number of mmbtu's of natural gas sold by Purchaser pursuant to the Call on Production Agreement. For the purposes of this Section 15.19, the natural gas sold by Purchaser for the period of July 1, 2004 to October 31, 2004 shall be deemed to be 50,000 mmbtu per day, notwithstanding that Vendor has not made an election for those months. All such amounts due and owing by Purchaser to Vendor hereunder shall be calculated by Purchaser and paid on a quarterly basis by Purchaser to Vendor within thirty (30) days of the end of the applicable quarter. The price sharing mechanism set forth herein shall have a quarterly cap of Two Million Five Hundred Thousand Dollars Canadian ($2,500,000) and a maximum cap of Twenty Five Million Dollars Canadian ($25,000,000) with respect to total payments required to be made by Purchaser to Vendor. For the avoidance of doubt, the deemed production and elected production in accordance with the Call on Production Agreement used in this calculation shall be net of any royalties associated with and payable on the sale of natural gas. After December 31, 2006, all proceeds of the sale of natural gas shall be solely for Purchaser's account. The dates and relevant prices are:

July 1, 2004 to Sept. 30, 2004:             $6.84 + $1.00 = $7.84

Oct. 1, 2004 to Dec. 31, 2004:              $7.31 + $1.00 = $8.31

Jan. 1, 2005 to March 31, 2005:            $7.96 + $1.00 - $8.96

April 1, 2005 to June 30, 2005:            $6.91 + $1.00 = $7.91

July 1, 2005 to Sept. 30, 2005:            $6.91 + $1.00 = $7.91

Oct. 1, 2005 to Dec. 31, 2005:             $7.18 + $1.00 = $8.18

Jan. 1, 2006 to March 31, 2006:            $7.54 + $1.00 = $8.54

April 1, 2006 to June 30, 2006:            $6.39 + $1.00 = $7.39

July 1, 2006 to Sept. 30, 2006:            $6.38 + $1.00 = $7.38

Oct. 1, 2006 to Dec. 31, 2006:             $6.74 + $1.00 = $7.74

15.20 NO LIABILITY OF UNITHOLDERS, THIRD PARTIES

The Parties acknowledge that Computershare Trust Company of Canada is entering into this agreement solely in its capacity as trustee of the Trust and the obligations of the Trust hereunder shall not be personally binding upon Computershare Trust Company of Canada or any of the unitholders of the Trust and that any recourse against the Trust, Computershare Trust Company of Canada or any unitholder of the Trust in any manner in respect of any indebtedness, obligation or liability of the Trust arising hereunder or arising in connection herewith or from the matters to which this Agreement relates, if any, including without limitation claims based on negligence or otherwise tortious behavior, shall be limited to, and satisfied only out of, the Trust Fund as defined in the Declaration of Trust dated August 2, 1996 and restated November 6, 2002, as amended from time to time.

                                   ARTICLE 16
                               PARENTAL GUARANTEE

Calpine Corporation guarantees to Purchaser the indemnification obligations of Vendor pursuant to Sections 6.1, 6.6 and 6.7 hereunder (the "GUARANTEED OBLIGATIONS"). If Vendor fails to pay any amounts due under the Guaranteed Obligations, Calpine Corporation shall make payments therefor upon demand from Purchaser; provided, however, that upon such payment, Calpine Corporation shall be subrogated to the rights of Purchaser with respect to the amount paid under the Guaranteed Obligation. Except as provided in this Article 16, Calpine Corporation makes no covenants, representations or warranties, express or implied, and has no other obligations under this Agreement.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the day and year first above written.

CALPINE CANADA NATURAL GAS                CALPINE CORPORATION
PARTNERSHIP, BY ITS MANAGING PARTNER,
CALPINE CANADA RESOURCES COMPANY

Per: /s/ Dale Mennis                      Per: /s/ Bill Berilgen
     ___________________________               ___________________________
Name:                                     Name:
Title:                                    Title:

Per: /s/ John Nearing
     ___________________________
Name:
Title:

PRIMEWEST GAS CORP.                       CALPINE ENERGY HOLDINGS LIMITED

Per: /s/ Ron Ambrozy                      Per: /s/ John Nearing
     ___________________________               ___________________________
Name:                                     Name:
Title:                                    Title:

                                          Per: /s/ Craig Blackwood
                                               ___________________________
                                          Name:
                                          Title:

PRIMEWEST ENERGY TRUST,
BY ITS TRUSTEE,
COMPUTERSHARE TRUST COMPANY OF CANADA

Per:    /s/ Jacqueline M. Spink
Name:   JACQUELINE M. SPINK, BSc LLB
Title:  PROFESSIONAL, CORPORATE TRUST

           W. ANNE DEWAELE
      MANAGER, CORPORATE TRUST

THIS IS THE EXECUTION PAGE TO THE ASSET AND TRUST UNIT PURCHASE AND SALE AGREEMENT MADE AS OF THE 1ST DAY OF JULY, 2004 BETWEEN CALPINE CANADA NATURAL GAS PARTNERSHIP, CALPINE ENERGY HOLDINGS LIMITED AND CALPINE CORPORATION AS VENDORS AND PRIMEWEST ENERGY GAS CORP. AND PRIMEWEST ENERGY TRUST, AS PURCHASER